                                                                     Exhibit 2.1

================================================================================



                            ASSET PURCHASE AGREEMENT



                               DATED JUNE 30, 2003



                                  BY AND AMONG



                               SYMONS CORPORATION

                                       AND

                           DAYTON SUPERIOR CORPORATION

                                       AND

                              SAFWAY SERVICES, INC.

                                       AND

                         SAFWAY FORMWORK SYSTEMS, L.L.C.



================================================================================

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (the "Agreement"), made and entered into as of this 30 day of June, 2003 by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation ("Dayton"), and SYMONS CORPORATION, a Delaware corporation ("Buyer"), and SAFWAY FORMWORK SYSTEMS, L.L.C., a Delaware limited liability company ("Seller") and SAFWAY SERVICES, INC., a Delaware corporation ("Parent").

                              W I T N E S S E T H:

         WHEREAS, Seller and Parent, through Seller, is engaged in the business of designing, marketing, selling and distributing, including, without limitation, through rental, prefabricated panels and panel systems, accessories and hardware for creating forms (including, without limitation, traditional and European Formwork Products) for concrete construction and shoring products that provide support for new concrete construction (collectively, "Formwork") and related services (the "Subject Business") (following the Closing Seller and Parent will engage in the scaffolding and Scaffolding Related Formworks Business (defined as the sale, rental or license of or provision of labor services relating to shoring products of the type historically sold, rented or licensed or provided by Parent, in each case, for uses other than in new concrete construction));

         WHEREAS, Seller desires to sell, transfer, assign, convey and deliver (collectively, "Sale" or "Sell") to Buyer, and Buyer desires to purchase, assume and acquire (collectively "Purchase"), substantially all of the assets in connection with the Subject Business, all as more specifically set forth herein on the terms and subject to the conditions set forth herein; and

         WHEREAS, Buyer is a wholly owned Subsidiary of Dayton and Dayton is a party to, and will benefit from, the transactions contemplated herein directly and as the direct parent of Buyer.

         NOW, THEREFORE, Buyer, Dayton, Parent and Seller, in consideration of the mutual promises hereinafter set forth, do hereby promise and agree as follows:

                                   ARTICLE I
                                   Definitions

         1.1. Defined Terms. As used herein, the terms below shall have the following meanings:

"Action" shall mean any action, claim, arbitration, mediation, suit, hearing, demand, litigation, proceeding, labor dispute, arbitral action, governmental audit, inquiry, criminal prosecution, investigation or unfair labor practice charge or complaint or other legal or administrative proceeding.

"Affiliate" shall mean, with respect to any Person, at any time any other Person controlling, controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation (or other entity) if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation (or other entity), whether through the ownership of voting securities, by contract or otherwise.

"Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

"Buyer Ancillary Agreements" shall mean all agreements, certificates, documents and instruments to be delivered by Buyer or Dayton, respectively, in connection herewith, including, without limitation, the Transition Agreement, the Non-Competition and Non-Solicitation Agreement, the Exclusive Manufacturing and Distribution Agreement, the Manto and the Scaffolding Branch Formwork Inventory Letter Agreements and the Promissory Note.

"Contract" shall mean any agreement, contract, commitment, note, loan, evidence of indebtedness, capital lease, purchase order, letter of credit or receivable of any character, indenture, security or pledge agreement, franchise agreement, undertaking, practice, covenant not to compete, employment agreement, license, instrument, obligation or commitment to which Seller is a party or is bound and which relates to the Subject Business or the Subject Assets (or the Purchase Option Assets), whether oral or written, but excluding all Leases.

"Contract Rights" shall mean all of Seller's rights and obligations under the Contracts listed on SCHEDULE 2.1(f) attached hereto.

"Court Order" shall mean any judgment, decision, consent decree, injunction, ruling or order of any federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

"Default" shall mean (i) a breach of or default under any Contract or Lease,
(ii) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or Lease, or (iii) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract or Lease.

"Encumbrance" shall mean any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes, without limitation, any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

"Environmental Laws" shall mean all laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other Release or threatened Release of, Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of Persons or property, including, without



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limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act, Hazardous Materials Transportation Act and all analogous or related federal, state or local laws, each as amended.

"Environmental Liabilities" shall mean any Liabilities, Losses or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, arising out of or relating in any way to: (i) a violation of or liability under any Environmental Law; (ii) a failure to obtain, maintain, or comply with any Permit required or issued pursuant to any Environmental Law, any directive, order or notice of violation under, or any requirement of, any Environmental Law; (iii) a Release or threatened Release of any Hazardous Substance; (iv) any Remedial Action (including, without limitation, Governmental Authority oversight costs that the party conducting the investigation, remediation, removal, clean-up or monitoring is required to reimburse) or (v) the use, generation, storage, transportation, treatment, sale or other off-site disposal of Hazardous Substances.

"Environmental Reports" shall mean any and all audits, assessments, evaluations, reports, written analyses, summaries or explanations, in the possession or control of Seller, of (i) any pollution or contamination of, or the Release or threatened Release of a Hazardous Substance into the air, soil or groundwater on or about the Facilities or otherwise related to the Subject Business or Subject Assets, (ii) Seller's compliance with Environmental Laws or (iii) any potential, threatened, or actual Environmental Liabilities of Seller.

"Facilities" shall mean all plants, offices, manufacturing facilities, stores, warehouses, improvements, administrative buildings, and all real property and related facilities related to the Subject Business that are owned, leased, operated or otherwise occupied by Seller on the Closing Date.

"Financial Statements" shall mean the Year-End Financial Statements and the Interim Financial Statements.

"Fixtures and Equipment" shall mean all of the furniture, fixtures, furnishings, machinery, automobiles, trucks, spare parts, supplies, equipment, tooling, molds, patterns, dies and other tangible personal property owned by Seller and used in connection with the Subject Business, wherever located and including any such Fixtures and Equipment in the possession of any of Seller's suppliers, distributors or customers, including all warranty rights with respect thereto.

"Former Facility" shall mean each plant, office, manufacturing facility, store, warehouse, improvement, administrative building and all real property and related facilities that were owned, leased, operated or otherwise occupied by Seller at any time prior to the date hereof, but are not owned, leased or operated by Seller as of the Closing Date.

"GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public



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

Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Agreement.

"Governmental Authority" shall mean any supranational, federal, state, local or foreign government, court, administrative agency or commission or other governmental or regulatory authority or instrumentality.

"Hazardous Substances" shall mean any element, compound, or chemical, whether solid, liquid or gas, that is defined, listed, or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, medical waste, bio-hazardous or infectious waste, special waste, or solid waste under Environmental Laws or otherwise subject to regulation, control or remediation under Environmental Laws, including, but not limited to petroleum, petroleum-based or petroleum derived products or by-products, polychlorinated biphenyls, flammable, radioactive or explosive materials, infectious, carcinogenic, or mutagenic substances, asbestos or asbestos-containing materials.

"Interim Balance Sheet" shall mean the unaudited balance sheet of Seller, dated the Interim Balance Sheet Date.

"Interim Balance Sheet Date" shall mean the later of February 28, 2003 and the date of the latest periodic balance sheet delivered by Seller to Buyer pursuant to Section 6.8.

"Interim Financial Statements" shall mean the Interim Balance Sheet and the related unaudited statements of operations, member's equity and cash flows of Seller for the Reporting Period ended on the Interim Balance Sheet Date.

"Inventory" shall mean all of stock in trade, merchandise, goods, supplies and other products held by Seller for resale or rental and all of Seller's raw materials, work in process, finished products, spare parts, wrapping, supply and packaging items and similar items with respect to the Subject Business, in each case wherever the same may be located, including, without limitation, Formwork.

"Leased Real Property" shall mean all leased real property described in the Leases.

"Leasehold Estates" shall mean all of Seller's rights and obligations as lessee under the Leases.

"Leasehold Improvements" shall mean all leasehold improvements situated in or on the Leased Real Property and owned by Seller.

"Leases" shall mean all of the existing leases with respect to the personal or real property of Seller (or Parent, to the extent, applicable) listed on
SCHEDULE 5.1.6 attached hereto.

"Liabilities" shall mean any direct or indirect liability, indebtedness, obligation, commitment, damage, expense, cost, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured or other.



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

"Permits" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any Governmental Authority or any other Person, necessary or desirable for the past, present or anticipated conduct of, or relating to, the operation of the Subject Business or Subject Assets.

"Person" means any individual, corporation, company, partnership, trust, incorporated or unincorporated business association, limited liability corporation, joint venture, group, agency or other entity of any kind.

"Pre-Closing Environmental Liabilities" shall mean any Environmental Liabilities to the extent arising out of or relating to the Subject Business and Seller's ownership or operation of any of the Subject Assets, the Excluded Assets, the Facilities or the Former Facilities at any time prior to the Closing Date (or the Second Closing Date, as the case may be), including, without limitation (i) all Liabilities and Losses arising out of or related to any breach of the representations and warranties contained in Section 5.1.14; (ii) all fines, penalties or other Liabilities arising out of Seller's operation of the Subject Business or the Facilities on or prior to the Closing Date or the Second Closing Date, as the case may be, or, subject to the provisions of Section 6.9 hereof, Buyer's operation after the Closing Date or the Second Closing Date, as the case may be, without obtaining or maintaining the Water and Wastewater Permits required pursuant to Environmental Laws; (iii) all costs, fees and expenses arising out of or relating to any Release caused by Seller occurring at any time prior to the Closing Date (or the Second Closing Date, as the case may be); and
(iv) all costs related to restoring the condition of property and buildings damaged by Remedial Action undertaken by or on behalf of Seller or Parent, or by or on behalf of Buyer or Dayton with the consent of Seller and Parent, in response to any Release occurring at any time prior to the Closing Date (or the Second Closing Date, as the case may be).

"Regulations" shall mean any laws, statutes, ordinances, regulations, rules, notice requirements, court decisions, agency guidelines, principles of law and orders of any foreign, federal, state or local government and any other governmental department or agency, including, without limitation, Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

"Release" shall mean and include any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping or disposing into the environment or the workplace of any Hazardous Substance, and otherwise as defined in any Environmental Law.

"Remedial Action" shall mean any response action, removal action, remedial action, closure, corrective action, regulatory permitting, monitoring program, risk assessment, deed restriction, sampling program, investigation or other activity required, allowed by or consistent with any Environmental Law or Governmental Authority to clean up, remove, remediate, treat, abate or otherwise address any Hazardous Substances and shall include by way of example and not limitation, (i) obtaining any Permits necessary to conduct any such work, (ii) preparing and implementing any plans or studies for such work, (iii) obtaining a written notice from a Governmental Authority with jurisdiction over the site in question or any portion thereof under Environmental Laws that material additional work is required by such Governmental Authority;




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

and (iv) any other activities required under Environmental Laws to address the presence of Hazardous Substances at the site in question or any portion thereof which exceed standards or criteria applicable to the site at issue given its use at the time of Closing.

"Representative" shall mean any agent, consultant, advisor, lawyer, accountant, employee or other representative of any Person.

"Seller Ancillary Agreements" shall mean all agreements, certificates, documents and instruments to be delivered by Seller and Parent, respectively, in connection herewith, including, without limitation, the Transition Agreement, the Non-Competition and Non-Solicitation Agreement, the Exclusive Manufacturing and Distribution Agreement, the Manto and the Scaffolding Branch Formwork Inventory Letter Agreements, the Termination Agreement and the Promissory Note.

"Subsidiary" shall mean (i) any corporation or other organization (including a limited liability company) in an unbroken chain of corporations (or other organizations) beginning with Parent if each of the corporations (or other organizations) other than the last corporation (or organization) in the unbroken chain then owns or controls 50% or more of the stock, or 50% or more of the total combined voting power entitled to vote on the election of members to the board of directors or other similar governing body, in one of the other corporations (or organizations) in such chain, (ii) any partnership in which Parent is a general partner, or (iii) any partnership in which Parent possesses a 50% or greater interest in the total capital or total income of such partnership.

"Year-End Financial Statements" shall mean the audited Balance Sheet dated September 30, 2002, and the related audited statements of operations, changes in shareholders' equity and cash flows for the year ended September 30, 2002, together with the report of Ernst & Young LLP.

         1.2. Other Defined Terms. The following terms shall have the meanings defined for such terms in the Sections set forth below:

         Term                                                          Section
         ----                                                          -------
         Acquired Employees                                            8.5(b)(i)
         Agreement                                                     Preamble
         Amended Price Allocation Schedule                             3.4
         Amended Supply Agreement                                      4.1(e)(vi)
         Applicable State                                              3.8
         Assumed Liabilities                                           2.3
         Assumption Document                                           3.6(b)
         Benefit Arrangement                                           5.1.13(f)(i)
         Buyer                                                         Preamble
         Buyer Bringdown Certificate                                   4.2(a)
         Buyer Claims                                                  9.2
         Buyer Indemnified Party                                       9.2
         Buyer Non-Threshold Claims                                    9.4(a)
         Buyer Threshold Claims                                        9.4(a)
         Cash Payment                                                  3.3

         Cash Purchase Price                                           3.2
         Charter Documents                                             5.1.2
         Claim                                                         9.7
         Claim Notice                                                  9.7
         Closing                                                       3.1
         Closing Date                                                  3.1
         Code                                                          3.4
         Collective Bargaining Agreements                              5.1.21
         Dayton                                                        Preamble
         Dayton SEC Reports                                            7.1.7
         Disclosure Schedule                                           5.1
         Disclosure Supplement                                         5.1
         Effective Time                                                3.1
         Election Notice                                               6.5(b)
         Employee Plan                                                 5.1.13(f)(ii)
         ERISA                                                         5.1.13(f)(iii)
         ERISA Affiliate                                               5.1.13(f)(iv)
         European Formwork Products                                    2.1(a)
         Event of Loss                                                 10.1
         Exchange Act                                                  7.1.7
         Excluded Assets                                               2.2
         Excluded Records                                              8.1(e)
         Excluded Liabilities                                          2.4
         Exclusive Manufacturing and Distribution
            Agreement                                                  4.1(e)(iii)
         Facility Costs                                                2.4(k)
         Florida Litigation                                            8.13
         Formwork                                                      Recitals
         Intellectual Property                                         5.1.28
         IRS                                                           5.1.9(b)
         Licenses                                                      5.1.28
         Losses                                                        9.2
         Manto and the Scaffolding Branch
            Formwork Inventory Letter Agreements                       4.1(e)(xii)
         Multiemployer Plan                                            5.1.13(f)(v)
         New Matter                                                    5.1
         Non-Competition and Non-Solicitation Agreement                4.1(e)(v)
         Parent                                                        Preamble
         Pension Plan                                                  5.1.13(f)(vi)
         Permitted Encumbrances                                        5.1.5
         Promissory Note                                               3.3
         Proposed Acquisition Transaction                              6.3 (a)
         Purchase                                                      Recitals
         Purchase Option                                               2.1
         Purchase Option Assets                                        2.1
         Purchase Price                                                3.2

         Purchase Price Allocation Schedule                            3.4
         Records                                                       2.1(e)
         Reporting Period                                              6.8
         Sale or Sell                                                  Recitals
         Sales Tax Certificate                                         3.8
         Sales Tax Schedule                                            3.8
         Second Closing                                                3.7
         Second Closing Date                                           3.7
         Second Closing Effective Time                                 3.7
         Securities Act                                                7.1.7
         Seller                                                        Preamble
         Seller Bringdown Certificate                                  4.1(a)
         Seller Claims                                                 9.3(a)
         Seller Facilities                                             8.5(a)
         Seller Indemnified Party                                      9.3(a)
         Seller Intellectual Property                                  5.1.28
         Seller Non-Threshold Claims                                   9.4(b)
         Seller Sales Tax                                              3.8
         Seller Threshold Claims                                       9.4(b)
         Subject Assets                                                2.1
         Subject Business                                              Recitals
         Tax                                                           5.1.9(e)
         Tax Clearance Certificates                                    3.6(f)
         Taxpayer                                                      5.1.9(a)
         Termination Agreement                                         4.1(e)(iii)
         Threshold Amount                                              9.4(a)
         TKS&S                                                         4.1(e)(iii)
         Transition Agreement                                          4.1(e)(iv)
         Transition Period                                             6.7
         WARN Act                                                      8.5(c)
         Water and Wastewater Permits                                  6.9
         Welfare Plan                                                  5.1.13(f)(vii)
         Withholding Amount                                            3.8

                                   ARTICLE II

              Purchase and Sale of Assets; Exclusion of Liabilities

         2.1. Subject Assets. Subject to the terms and conditions set forth in this Agreement, Seller will Sell to Buyer, and Buyer will Purchase from Seller at the Closing, free and clear of all Encumbrances other than Permitted Encumbrances, the Subject Assets, defined as all of the right, title and interest in and to all of Seller's properties, assets and rights of any kind, whether tangible or intangible, real or personal, and owned by Seller or in which Seller has any interest, including, without limitation, all of Seller's and Parent's (to the extent applicable, if any) right, title and interest, subject to Section 10.2, in the following:



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

                  (a) All tangible assets (other than Inventory set forth on SCHEDULE 2.1(b) attached hereto), including, without limitation, tooling, fixtures and equipment used in the manufacture of European Formwork Products (as defined in the Exclusive Manufacturing and Distribution Agreement), set forth on SCHEDULE 2.1(a) attached hereto;

                  (b) All Inventory, including, without limitation, rental equipment, set forth on SCHEDULE 2.1(b) attached hereto;

                  (c) All supplies, marketing and sales literature, advertising materials, catalogues, consumable materials and other items of similar character used in the operation of the Subject Business;

                  (d) All customer and supplier lists of the Subject Business;

                  (e) All books, records, manuals, lists, files, ledgers, plans, drawings, reports and other materials of the Subject Business or pertaining to the Subject Assets, including, without limitation, all sales, marketing, manufacturing and customer files, records and other information (including without limitation, billing and shipping information), vendor information, operating records of every kind, environmental records, maintenance records, accounting records, purchase, sale and distributor records, price lists, correspondence and quality control records, item masters, information on rental equipment and other products, PIK lists, accounting codes, system codes and other data and information primarily related to and/or material to the conduct of the Subject Business or the other Subject Assets, in whatever form and wherever located ("Records");

                  (f) All Contracts and associated Contract Rights set forth on
         SCHEDULE 2.1(f) attached hereto;

                  (g) All Leases set forth on SCHEDULE 2.1(g) attached hereto;

                  (h) All Leasehold Estates, with respect to the Leases set forth on SCHEDULE 2.1(g) attached hereto;

                  (i) All Leasehold Improvements set forth on SCHEDULE 2.1(i) attached hereto;

                  (j) All Fixtures and Equipment set forth on SCHEDULE 2.1(j) attached hereto;

                  (k) All Intellectual Property set forth on SCHEDULE 2.1(k) attached hereto;

                  (l) All Permits set forth on SCHEDULE 2.1(l) attached hereto;

                  (m) All computers and, to the extent transferable, related software set forth on SCHEDULE 2.1(m) attached hereto;

                  (n) All insurance proceeds with respect to the Subject Assets;

                  (o) All available art work, display units and telephone and fax numbers exclusively related to the Subject Business;

                  (p) All rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Subject Assets or services furnished to Seller pertaining to the Subject Business or affecting the Subject Assets;

                  (q) All revenue and other amounts or rights to such revenue or other amounts arising or resulting from, or relating or incident to, any transaction, work, service or other action related to or arising out of the Subject Assets or the Subject Business on or after the Closing Date and all refunds, deposits and prepaid expenses of Seller arising or resulting from, or relating or incident to, any transaction, work, service or other action related to or arising out of the Subject Assets or the Subject Business on or after the Closing Date;

                  (r) All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind, against any Person or entity, including, without limitation, any liens, security interests, pledges or other rights to payment or to enforce payment arising out of or relating to the Subject Assets, except to the extent, and only to such extent, arising out of or relating to the Excluded Liabilities or the Excluded Assets; and

                  (s) The goodwill of the Subject Business.

All of the foregoing are hereinafter referred to collectively as the "Subject Assets"; provided, however that the Subject Assets shall not include the Excluded Assets pursuant to Section 2.2. Buyer will have a purchase option (the "Purchase Option"), as set forth in the Transition Agreement, exercisable in accordance with the terms of the Transition Agreement to Purchase additional assets (the "Purchase Option Assets") as set forth on SCHEDULE 2.1(x) attached hereto, and such assets shall be deemed Excluded Assets unless and until they are Purchased by Buyer. Any Purchase Option Assets actually Purchased by Buyer or Dayton shall be deemed Subject Assets for purposes hereunder as of the Second Closing Effective Time.

         2.2. Excluded Assets. Except for the Subject Assets, Seller shall not Sell and Buyer and Dayton shall not Purchase any assets of Seller, the Subject Business or of Parent. The Subject Assets shall not include, without limitation, the following assets (collectively, the "Excluded Assets"): (i) all accounts and notes receivable of Seller (whether current or noncurrent) and all bank accounts, except such amounts and rights as described in Section 2.1(q), (ii) all cash and cash equivalents held by Seller, (iii) all Leases set forth on
SCHEDULE 2.2 attached hereto, (iv) all claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind against any Person or entity arising out of or relating to the Subject Assets or the Subject Business (A) listed on SCHEDULE 2.2 attached hereto or (B) to the extent, but only to the extent, related to the Excluded Liabilities and other Excluded Assets, (v) any Contract, Lease, software or Permit as to which consent to assignment or sublet is required, but not obtained, or which by its terms is not assignable or otherwise transferable to Buyer and Dayton, subject to Section
10.2 hereof, (vi) any Hazardous Substances generated or stored at the Facilities prior to the Closing or prior to the date Buyer takes possession of the Facility, whichever is later, including, without limitation, the drums stored at the Brandywine, Maryland facility; (vii) all intercompany receivables of Seller which are owed by Parent, (viii) the Excluded Records and (ix) other assets set forth on SCHEDULE 2.2 attached hereto. In accordance with the Purchase Option, various Schedules in Section 2.2 shall be amended to the extent Buyer or Dayton purchases any or all of the Purchase Option Assets as of the Second Closing.

         2.3. Assumed Liabilities. As partial consideration for the Subject Assets, Buyer shall assume the following, and only the following, Liabilities of Seller, the Liabilities which accrue after the Closing Date under the Contracts and the Leases, subject to Section 10.2 hereof, listed on SCHEDULES 2.1(f) AND
(g) attached hereto, but not including any Liability for any Default (or event giving rise to a Default) or act or omission by any party under any such Contract or Lease occurring on or prior to the Closing Date (collectively, the "Assumed Liabilities"); provided, however, any Liabilities arising out of or relating to the Purchase Option Assets shall be assumed by Buyer to the extent, and only to the extent, such Liabilities are Assumed Purchase Option Lease Liabilities and Assumed Purchase Option Contract Liabilities, each as defined in the Transition Agreement, and excluding all Excluded Liabilities thereunder whenever occurring.

         2.4. Excluded Liabilities. Except for the Assumed Liabilities expressly set forth in Section 2.3, neither Buyer nor Dayton shall be obligated under, nor shall Buyer or Dayton be or become liable for, any Liabilities of Parent and Seller or their Affiliates (whether absolute, accrued, contingent, liquidated or unliquidated, whether arising out of occurrences prior to, at or after the date hereof or otherwise) of any nature whatsoever, which are not Assumed Liabilities (the "Excluded Liabilities"), which include, whether or not otherwise disclosed on any Disclosure Schedule, without limitation:

                  (a) Any and all Liabilities to or in respect of any personnel or former personnel of Seller or its Affiliates, including, without limitation under Section 8.5 hereof or pursuant to the Transition Agreement and, without limitation, under (i) any employment agreement (whether oral or written) between Seller and any Person, (ii) any severance, retention, bonus or similar agreements and arrangements (whether oral or written), (iii) any Liability under any Employee Plan at any time maintained, contributed to or required to be contributed to by or with respect to Seller or Parent or under which Seller or Parent may incur Liability, or any contributions, benefits or Liabilities therefor, or any Liability with respect to Seller's withdrawal or partial withdrawal from or termination of any Employee Plan, (iv) any claim of an unfair labor practice, or any claim under any state unemployment compensation or worker's compensation law or regulation or under any federal or state employment discrimination law or regulation or is based on acts or omissions which occurred during their employment by Seller or its Affiliates and (v) any collective bargaining agreement;

                  (b) Any and all Liabilities of Parent or Seller in respect of any Tax, including, any Liability of Seller or Parent for Taxes of another Person under Treasury Regulations Section 1.1502-6 (or any similar provision of State, local or foreign law) as a transferee or successor, by contract or otherwise, and, including pursuant to Section
         8.6 hereof

                  (c) Any and all Liabilities arising out of or related to any injury to or death of any Person or damage to or destruction of any property, whether based on negligence, breach of warranty, strict liability, enterprise liability or any other legal or equitable theory arising from defects in products manufactured or from services performed by or on behalf of Seller or arising out of or related to the Subject Business or Subject Assets on or prior to the Closing Date (or on or prior to the Second Closing Date, with respect to the Purchase Option Assets);

                  (d) Any and all Liabilities of Seller arising out of or related to any Action against Seller or any Action which adversely affects the Subject Assets and which shall have been asserted on or prior to the Closing Date or to the extent the basis of which shall have arisen on or prior to the Closing Date (or on or prior to the Second Closing Date, with respect to the Purchase Option Assets);

                  (e) Any and all Liabilities of Parent or Seller resulting from entering into, performing its obligations pursuant to or consummating the transactions contemplated by, this Agreement, including, without limitation, any and all Liabilities of Parent or Seller pursuant to
         Article IX hereof, and any and all Liabilities and obligations of Parent or Seller arising out of, resulting from or relating or incident to its respective breach, non-fulfillment or failure to perform its covenants and agreements contained herein or incurred by it in connection with the consummation of the transactions contemplated hereby, including, without limitation, under Section 8.5 hereof or the Transition Agreement;

                  (f) Any and all Liabilities resulting from or related or incident to Seller's failure to be qualified as a foreign corporation;

                  (g) Any and all Liabilities related to any Former Facility;

                  (h) Any and all Liabilities of Parent owed to Seller or by Seller owed to Parent or any other Affiliate;

                  (i) Any and all Pre-Closing Environmental Liabilities, including, without limitation, Liabilities pursuant to Section 6.1(c) and 6.9 hereto;

                  (j) Any and all Liabilities and obligations of Seller or Parent arising out of, resulting from or relating to acts or omissions of Seller or Parent after the Closing;

                  (k) All expenses of Seller or Parent (including, without limitation, all fees and expenses of its attorneys and other Representatives) and all fees, costs and expenses agreed to be paid by Seller or Parent under Section 8.5 and the Transition Agreement, including, without limitation, all Facility Costs (as defined in the Transition Agreement), incurred in connection with this Agreement and the transactions contemplated hereby;

                  (l) All brokerage fees, finder's fees and similar fees payable by Seller or Parent in connection with this Agreement and the transactions contemplated hereby;

                  (m) Any and all Liabilities and obligations of Seller or Parent under, arising out of or relating to those Contracts, Leases, Permits and other commitments not specifically Purchased by Buyer pursuant to Section 2.1, including, without limitation, with respect to any product liability or warranty claim;

                  (n) Any and all Liabilities and obligations of Seller or Parent arising out of or relating to the Excluded Assets;

                  (o) Any and all Liabilities and obligations of Seller or Parent arising out of or relating to violations of Regulations, including, without limitation, under or pursuant to Section 9.11 hereof;

                  (p) Any and all Liabilities related or incident to, arising out of or resulting from the transfer, assignment or sublease of the Contracts set forth on SCHEDULE 2.1(f) attached hereto and the Leases set forth on SCHEDULE 2.1(g) attached hereto;

                  (q) Any and all Liabilities related to, arising out of or resulting from the closure or vacating, if any, of the Facilities pursuant to the Transition Agreement, including, without limitation, with respect to personnel or under any Regulation (including, without limitation, WARN or any other federal, state or local requirement);

                  (r) Any and all Liabilities and obligations of Parent and Seller pursuant to the Florida Litigation;

                  (s) Permitted Encumbrances; and

                  (t) Any and all Liabilities of Parent or Seller pursuant to
         Section 3.5 hereof.

                                  ARTICLE III
                             Closing; Purchase Price

         3.1. Closing. Upon the terms and conditions set forth herein, the closing of the Purchase and Sale of the Subject Assets contemplated herein (the "Closing") shall be held at the offices of Seller's counsel, Godfrey & Kahn, S.C., in Milwaukee, Wisconsin at 10:00 a.m. on July 21, 2003, or at such other time and/or place as the parties hereto shall mutually agree. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date." The time at which Buyer and Dayton each acknowledge receipt of all instruments pursuant to Section 3.6 and takes possession of the Subject Assets and Assumed Liabilities, and Seller acknowledges receipt of the Cash Payment and Promissory Note, the "Effective Time."

         3.2. Purchase Price. The purchase price for the Purchase and Sale of the Subject Assets (including, without limitation, the Purchase Option Assets, subject to and in accordance with the Transition Agreement) (the "Purchase Price") shall be an amount equal to the sum of (i) Thirteen Million Dollars ($13,000,000) (U.S.) (the "Cash Purchase Price"), plus (ii) the principal amount of the Promissory Note (as defined in Section 3.3 below), plus (iii) the assumption of the Assumed Liabilities. The Cash Purchase Price and the Promissory Note shall be paid as provided in Section 3.3 below; provided, however, that the Purchase Price shall be subject to further adjustment in accordance with Section 3.5.

         3.3. Purchase Price Payment. At the Closing, upon the terms and subject to the conditions set forth herein, including, without limitation, Section 3.8 hereof, Buyer and Dayton shall deliver to Seller (i) by wire transfer, to a bank account designated in writing by Seller to

Buyer two (2) days prior to the Closing Date, of immediately available funds in an amount equal to the Cash Purchase Price (such wire transfer amount is hereinafter referred to as the "Cash Payment"), and (ii) a promissory note in the original principal amount of Thirteen Million Dollars ($13,000,000) substantially in the form of EXHIBIT 3.3 attached hereto (the "Promissory Note"), executed by Buyer and Dayton.

         3.4. Allocation of Purchase Price. Seller and Buyer agree that the Purchase Price shall be allocated among the Subject Assets in accordance with the allocation schedule attached hereto as EXHIBIT 3.4 (the "Purchase Price Allocation Schedule") as proposed by Buyer and reasonably acceptable to Seller, which was prepared in a manner required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"). To the extent there are any adjustment amounts pursuant to Section 3.5 hereof and/or the Transition Agreement, Buyer and Seller agree that as soon as reasonably practical after any such adjustment amounts are paid, Buyer and Seller shall attempt in good faith to reach agreement on an amendment to the Purchase Price Allocation Schedule, if applicable (each such amendment, an "Amended Price Allocation Schedule"). Each Amended Price Allocation Schedule, if any, shall supercede the Price Allocation Schedule or any previous Amended Price Allocation Schedules and for any and all other purposes used in the transactions contemplated hereby. Seller and Buyer shall prepare mutually acceptable and substantially identical initial and supplemental IRS Forms 8594 "Asset Acquisition Statements Under Section 1060" consistent with the Purchase Price Allocation Schedule or Amended Price Allocation Schedule, as applicable, which the parties shall use to report the transactions contemplated by this Agreement to the applicable taxing authorities. The parties shall file all Tax returns consistent with the Purchase Price Allocation Schedule or Amended Price Allocation Schedule, as applicable.

         3.5. Post-Closing Adjustment. Certain post-closing adjustments shall be performed subject to and in accordance with the terms and conditions of the Transition Agreement.

         3.6. Conveyances at Closing.

                  (a) Instruments and Possession. To effect the Purchase and Sale referred to in Section 2.1 hereof, Seller will, at the Closing, execute and deliver to Buyer and Dayton, as reasonably requested by Buyer and Dayton, in form and substance satisfactory to Buyer and Dayton, such endorsements, bills of sale, warranty deeds, assignment of warranties, assignment and assumption agreements and such other good and sufficient instruments of conveyance and assignment, and such other documents and instruments, as shall be necessary or appropriate to warrant and vest in Buyer, good and marketable right, title and interest in and to the Subject Assets:

                           (i) One or more bills of sale, substantially in the
                  form attached hereto as EXHIBIT 3.6(a)(i), conveying in the aggregate all of Seller's owned personal property included in the Subject Assets;

                           (ii) Subject to Section 10.2, Assignment and
                  Assumption of Leases substantially in the form attached hereto as EXHIBIT 3.6(a)(ii) attached hereto with respect to the Leases, to be countersigned by Buyer;

                           (iii) Subject to Section 10.2, Assignment and
                  Assumption of Contract Rights, each substantially in the form of EXHIBIT 3.6(a)(iii) attached hereto with respect to the Contract Rights, to be countersigned by Buyer;

                           (iv) Patent Assignment, substantially in the form
                  attached hereto as EXHIBIT 3.6(a)(iv), in recordable form to the extent necessary to assign such rights; and

                           (v) Such other instruments as shall be requested by
                  Buyer to vest in Buyer right, title and interest in and to the Subject Assets in accordance with the provisions hereof. Simultaneously with, and after, such delivery, Seller will take, or cause to be taken, all additional reasonable steps as may be necessary or desirable to put Buyer in possession and operational control of the Subject Assets as of the Closing Date.

                  (b) Assumption Document. Upon the terms and subject to the conditions contained herein, at the Closing, Buyer shall deliver to Seller an instrument of assumption substantially in the forms attached hereto as EXHIBIT 3.6(b), evidencing Buyer's assumption, pursuant to
         Section 2.2, of the Assumed Liabilities (the "Assumption Document").

                  (c) Form of Instruments. To the extent that a form of any document to be delivered hereunder is not attached as an Exhibit hereto, such documents shall be in form and substance, and shall be executed and delivered in a manner, satisfactory to Buyer.

                  (d) Certificates. Buyer and Seller shall deliver the certificates and other matters described in Articles IV and V.

                  (e) Consents. Subject to Section 10.2, Seller shall deliver all Permits and any other third party consents or, or notifications to, Persons, required for the valid transfer of the Subject Assets as contemplated by this Agreement and the consummation of the transactions contemplated hereby.

                  (f) Tax Clearance Certificates. Clearance certificate(s) or similar document(s) that may be required by any Applicable State taxing authority in order to relieve Buyer of any obligation to withhold any portion of the Purchase Price (the "Tax Clearance Certificates").

                  (g) Excluded Assets Inventory Register.Seller shall deliver to Buyer for purposes of Section 3.1(e) of the Transition Agreement, a reasonably detailed report of the Excluded Assets out on rental as of the Closing Date, which report shall identify the respective Excluded Asset, customer to which it is rented, job site, rental rate and payment terms, and expected return date.

         3.7. Second Closing. Upon the terms and conditions set forth in the Transition Agreement, the closing of the Purchase and Sale of the Purchase Option Assets contemplated therein (the "Second Closing") shall be held at such time and /or such place as the parties hereto shall mutually agree. The date on which the Second Closing shall occur is hereafter referred to as the "Second Closing Date." The time at which Buyer and Dayton acknowledge their respective receipt of all instruments pursuant to the Transition Agreement and take possession of the Purchase Option Assets, the "Second Closing Effective Time."

         3.8. Tax Clearance Rights. (a) In the event that Seller is unable to deliver all of the applicable Tax Clearance Certificates as set forth and in accordance with Section 3.6(f), Seller shall provide Buyer a schedule (the "Sales Tax Schedule"), describing the amount of sales and use Tax due to each Applicable State as of the Closing. The Sales Tax Schedule shall set forth the Applicable State and sales and use Tax amount due such Applicable State as of the Closing (such amount being referred to as the "Seller Sales Tax" and "Applicable State" meaning the states in which Seller will not do business following the Closing and/or in which Seller has an obligation to seek a Tax Clearance Certificate in connection with the consummation of the transactions contemplated hereunder (as applicable pursuant to the respective statute), namely California, Ohio and Florida). An officer of each of Seller and Parent, shall certify under penalty of perjury, that the amounts set forth thereon are, to the best knowledge of Seller, correct and that the states presented are the only states in which Seller will not do business following the Closing and/or in which Seller has an obligation to seek a Tax Clearance Certificate in connection with the consummation of the transactions contemplated hereunder (as applicable pursuant to the respective statute) (the "Sales Tax Certificate"). The parties acknowledge and agree that the Seller will prepare the Sales Tax Schedule and Sales Tax Certificate as of Closing but that the exact sales and use figures through the Closing may not be known at such time. Accordingly, Seller shall provide Buyer a revised Sales Tax Certificate within thirty (30) days of the Closing reflecting any modifications to the Sales Tax Schedule to reflect actual sales through Closing and the Seller Sales Tax and the Withholding Amount, if any, shall be adjusted accordingly. The amount of the Seller Sales Tax set forth on the Sales Tax Certificate will be the amount withheld by Buyer as set forth in subsection (b) hereof (subject to adjustment following the Closing based on Seller's revised Sales Tax Certificate or Seller's supplying Buyer with Tax Clearance Certificates or other evidence of payment (or the passage of the applicable statute of limitations) as set forth in subsection (b) hereof, the "Withholding Amount").

         (b) Notwithstanding anything else set forth herein or in the Promissory Note, including Sections 1.4 and 1.5 thereof, Buyer shall be entitled, and shall to deduct and withhold from the Purchase Price otherwise payable pursuant to this Agreement the Withholding Amount, subject to and in accordance with the terms of this Section 3.8. Seller and Parent agree that the Withholding Amount shall be deducted and withheld by Buyer at Closing by recording an offset as of the Closing Date (and/or following the delivery by Seller of a revised Sales Tax Certificate) of the Withholding Amount against the Promissory Note as follows: first, against any payment to be made under the Promissory Note on September 30, 2003, and, then, if the Withholding Amount exceeds $250,000, against the payment to be made under the Promissory Note on December 31, 2003, and, if the Withholding Amount exceeds $1,000,000, the remaining Withholding Amount due shall be recorded as an offset in full against each subsequent payment to be made under the Promissory Note in chronological order until the Withholding Amount is satisfied in full. Buyer shall be liable for remitting any cash payment due in respect of the Withholding Amount offset against the Promissory Note to the appropriate taxing authority in accordance with the applicable Regulations. If between the Closing Date and the date that Buyer is required to remit the Withholding Amount, or any portion thereof, to the appropriate taxing authority, Seller provides Buyer with a Tax Clearance Certificate, which may include proof of payment of the amount due and owing directly by Seller to the appropriate taxing authority to relieve Buyer of the obligation to remit the Withholding Amount, or a portion thereof (or the applicable statute of limitations expires so that Buyer has no successor or transferee liability of the Sellers Sales Tax in an Applicable State), Buyer shall reverse the offset to the extent of the amount covered by such Tax Clearance Certificate (or other evidence relieves Buyer of its obligation or liability hereunder) in reverse chronological order. To the extent that amounts are so recorded by Buyer as an offset against the Promissory Note and such amounts are actually remitted to the appropriate taxing authority under this Section 3.8, the extent of such Withholding Amount (to the extent not reversed pursuant to the foregoing for the benefit of Seller's account) shall be treated for all purposes of this Agreement as having been paid to Seller and the Promissory Note shall be adjusted accordingly.



                                   ARTICLE IV

                         Conditions Precedent to Closing

         4.1. Conditions Precedent to Buyer's and Dayton's Obligation. The obligation of Buyer and Dayton to consummate the transactions contemplated herein is subject, in the discretion of Buyer, to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Buyer in accordance with Section 12.5 (provided that subject to Section 5.1, the waiver of any condition based on the inaccuracy of any representation or warranty or covenant will not affect any Buyer Indemnified Party's right to indemnification or payment of Losses or other remedies hereunder based on such representations, warranties or covenants; and, provided, further, that subject to Section 5.1, any waiver of a condition to Closing other than any condition based on the inaccuracy of any representation or warranty or covenant shall preclude a claim for indemnification by a Buyer Indemnified Party under Article IX to the extent and only to the extent based solely on the failure of Seller or Parent to meet the condition as of the Closing Date and Buyer's waiver of such condition as of the Closing Date, and, notwithstanding any of the foregoing, without waiver of the rights and obligations of the parties under Section 10.2 hereof):

                  (a) All representations and warranties of Seller and Parent made in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing, as though made on and as of the Closing Date. Seller and Parent shall have performed all agreements and covenants of Seller and Parent, respectively, contained in this Agreement required to be performed on or prior to the Closing; and Seller and Parent shall have delivered to Buyer and Dayton a certificate dated as of the Closing Date and signed by an authorized officer of Seller and Parent confirming the foregoing (the "Seller Bringdown Certificate").

                  (b) All Permits and waivers from Governmental Authorities and other Persons necessary to the consummation of the transactions contemplated hereby and for the operation of the Subject Business by Buyer (including, without limitation, all required third party consents to the assignment of the Leases (or subleases thereto), Contracts and Permits to be assumed by Buyer), in a form reasonably satisfactory to Buyer, shall have been obtained. Buyer shall be satisfied that all approvals required under any Regulations to carry out the transactions contemplated by this Agreement, shall have been obtained and that the parties shall have complied with all Regulations applicable to the transactions contemplated.

                  (c) No Action by any Governmental Authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Buyer or Dayton, or the Subject Assets or the Subject Business, if the transactions contemplated hereby are consummated, including, without limitation, any material adverse effect on the right or ability of Buyer to own, operate, possess or transfer the Subject Assets after the Closing. There shall not be any Regulation or Court Order that makes the Purchase and Sale of the Subject Business or the Subject Assets, or the operation thereof, contemplated hereby illegal or otherwise prohibited.

                  (d) Since April 30, 2003 there shall not have been any material adverse change with respect to the Subject Business or the Subject Assets, except for any material adverse effect arising from a change in general economic conditions (provided that any such change in general economic conditions shall be considered for purposes of determining whether a material adverse effect has occurred to the extent such change has had a materially adverse disproportionate effect on the Seller when compared to other Persons similarly situated in the same industry as Seller).

                  (e) Seller and Parent, as the case may be, shall have delivered to Buyer and Dayton the following:

                           (i) A Certificate from the Secretary of Seller and a
                  Certificate from the Secretary of Parent, in each case, in a form reasonably satisfactory to Buyer, setting forth the resolutions of the Board of Directors of Seller and Parent, and the sole member of Seller to the extent required by applicable Regulations, respectively, authorizing the execution of this Agreement and the Seller Ancillary Agreements and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein or therein.

                           (ii) Each of documents described in Section 3.6
                  hereof so as to effect the transfer and assignment to Buyer of all right, title and interest in and to the Subject Assets and Seller shall have filed (where necessary) and delivered to Buyer all documents necessary to release the Subject Assets from all Encumbrances (other than Permitted Encumbrances), which documents shall be in a form reasonably satisfactory to Buyer's counsel.

                           (iii) An executed exclusive manufacturing and
                  distribution agreement (the "Exclusive Manufacturing and Distribution Agreement") among ThyssenKrupp Systems & Services GmbH and Hunnebeck GmbH, and Buyer in the form of EXHIBIT 4.1(e)(iii)(a) attached hereto, duly executed by TKS&S and Hunnebeck GmbH and an executed Termination of License Agreement between

                  Hunnebeck GmbH (the "Termination Agreement") and Seller in the form of EXHIBIT 4.1(e)(iii)(b).

                           (iv) The transition agreement (the "Transition
                  Agreement") between and among Dayton and Buyer, and Parent and Seller as attached as EXHIBIT 4.1(e)(iv) attached hereto shall be in full force and effect.

                           (v) An executed non-competition and non-solicitation
                  agreement (the "Non-Competition and Non-Solicitation Agreement") among TKS&S, Seller, Parent, Dayton and Buyer, in the form of EXHIBIT 4.1(e)(v) attached hereto.

                           (vi) An executed Termination of Supply Agreement
                  among Hunnebeck GmbH and Universal Form Clamp of Chicago, Inc., in the form of EXHIBIT 4.1(e)(vi).

                           (vii) Seller shall have performed in accordance with
                  Section 6.1(c) hereof, to the reasonable satisfaction of Buyer.

                           (viii) Executed Amendments to Retention Agreements
                  substantially in the form of EXHIBIT 4.1(e)(viii) with the persons required pursuant to SCHEDULE 4.1(e)(viii) attached hereto.

                           (ix) Executed Supplemental Retention Agreements with
                  the persons required pursuant to SCHEDULE 4.1(e)(ix) attached hereto.

                           (x) Executed Subleases for the Los Angeles and Denver
                  Facilities, substantially in the form of EXHIBIT 2.6 to the Transition Agreement.

                           (xi) Seller shall have taken all steps, including the
                  payment of amounts due and any penalties, interest and other charges, to terminate that certain Lease Agreement dated November 1, 2000 between Seller, Eastern Forms, Inc. ("Eastern"), Ace Scaffolding, Inc. ("Ace"), FF& F Investments, LLC ("FF&F") and certain shareholders or members of Eastern, Ace and FF&F, and evidence of such payment, termination of such capital lease and the release of all Encumbrances, reasonably satisfactory to Buyer's counsel in order to effect the Sale of the Subject Assets covered thereunder and transfer good and marketable title, free and clear of all Encumbrances to Buyer, shall have been delivered.

                           (xii) Executed Manto and Scaffolding Branch Formwork
                  Inventory letter agreements (the "Manto and the Scaffolding Branch Formwork Inventory Letter Agreements"), in the forms attached hereto as EXHIBITS 4.1(e)(xii)(a) and EXHIBIT 4.1(e)(xii)(b).

                           (xiii) The Seller Bringdown Certificate and such
                  other certificates of officers or others to evidence compliance with the conditions set forth in this Article IV as may be reasonably requested by Buyer.

                           (xiv) An affidavit from Parent, stating under penalty
                  of perjury, that the indicated number is Parent's United States taxpayer identification number and that Parent is not a foreign Person, pursuant to Section 1445(b)(2) of the Code.

                  (f) Seller shall have provided reasonable access to its personnel set forth on SCHEDULE 4.1(f) for the purpose of permitting Buyer and Dayton and their respective Representatives to, among other things, interview such employees and prepare for the consummation of the transactions contemplated by this Agreement.

                  (g) Seller shall have provided reasonable access in the presence of Seller or its Representatives to its customers set forth on the on SCHEDULE 4.1(g) and provided introductions, if requested by Buyer or Dayton, so that Buyer and Dayton and their respective Representatives may have conducted a reasonable survey of Seller's customers, relationships and arrangements prior to the consummation of the transactions contemplated by this Agreement.

                  (h) A certificate of an authorized officer of each of Seller and Parent pursuant to Section 5.1 hereof.

                  (i) An executed Sales Tax Certificate as contemplated by
         Section 3.8 shall have been delivered by Seller and Parent.

         4.2. Conditions Precedent to Seller's and Parent's Obligation. The obligation of Seller and Parent to consummate the transactions contemplated herein is subject, in the discretion of Seller, to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived by Seller in accordance with Section 12.5 (provided that, the waiver of any condition based on the inaccuracy of any representation or warranty or covenant will not affect any Seller Indemnified Party's right to indemnification or payment of Losses or other remedies hereunder based on such representations, warranties or covenants; and, provided, further, that any waiver of a condition to Closing other than any condition based on the inaccuracy of any representation or warranty or covenant shall preclude a claim for indemnification by a Seller Indemnified Party under Article IX to the extent and only to the extent based solely on the failure of Buyer or Dayton to meet the condition as of the Closing Date and Seller's waiver of such condition as of the Closing Date, and, notwithstanding any of the foregoing, without waiver of the rights and obligations of the parties under Section 10.2):

                  (a) All representations and warranties of Buyer and Dayton made in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Closing, as though made on and as of the Closing Date; Buyer and Dayton shall have performed all agreements and covenants of Buyer and Dayton, respectively, contained in this Agreement required to be performed on or prior to the Closing; and Buyer and Dayton shall have delivered to Seller a certificate dated the Closing Date and signed by an authorized officer of Buyer and Dayton confirming the foregoing (the "Buyer Bringdown Certificate").

                  (b) No Action by any Governmental Authority or any other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and which could reasonably be expected to materially damage Seller or Parent, or the Subject Assets or the Subject Business, if the transactions contemplated hereby are consummated. There shall not be any Regulation or Court Order that makes the Purchase or Sale of the Subject Business or the Subject Assets contemplated hereby illegal or otherwise prohibited.

                  (c) Buyer shall have delivered to Seller the following:

                           (i) The Cash Purchase Price in accordance with
                  Section 3.3 (which shall be deemed to be given concurrent with the Sale of the Subject Assets in accordance with Section 3.6), above.

                           (ii) The Promissory Note, duly executed by Buyer and
                  Dayton (which shall be deemed to be given concurrent with the Sale of the Subject Assets in accordance with Section 3.6).

                           (iii) The Exclusive Manufacturing and Distribution
                  Agreement, duly executed by Buyer.

                           (iv) The Transition Agreement shall be in full force
                  and effect.

                           (v) A Certificate from the Secretary of Buyer and a
                  Certificate from the Secretary of Dayton, in each case, in a form reasonably satisfactory to Seller, setting forth the resolutions of the Board of Directors of Buyer and Dayton (for itself and as stockholder of Seller), respectively, authorizing the execution of this Agreement and the Buyer Ancillary Agreements and the taking of any and all actions deemed necessary or advisable to consummate the transactions contemplated herein or therein.

                           (vi) The Buyer Bringdown Certificate and such other
                  certificates of officers or others to evidence compliance with the conditions set forth in this Article IV as may be reasonably requested by Seller

                                   ARTICLE V

               Warranties and Representations of Seller and Parent

         5.1. Warranties and Representations. Parent and Seller, jointly and severally, hereby warrant and represent to Buyer that the following statements, except as set forth in the schedule of exceptions attached hereto (the "Disclosure Schedule") delivered by Seller and Parent to Dayton and Buyer prior to the date hereof, a copy of which is attached hereto, which contains schedules numbered to correspond to the various Sections of this Article V and which sets forth certain exceptions to the representations and warranties contained in this
Article V and certain other information required by this Agreement, are true and correct as of the date hereof, and will be, as of the Closing Date, true and correct. The disclosure of a matter in a Schedule shall be deemed to have been made with respect to any other Schedule to which it is reasonably apparent to also be an exception but shall not in any event affect the provisions with respect to Excluded Liabilities, Excluded Assets, Assumed Liabilities and Subject Assets and the rights, interests and obligations of the parties hereunder in respect thereto, nor shall the inclusion of information on such Disclosure Schedules be construed as an admission, or otherwise imply, that such information is material in respect of Seller and Parent or this Agreement, except as and to the extent expressly provided in this Agreement. Seller shall have the right to supplement the Disclosure Schedule prior to the Closing by delivery to Buyer prior to the Closing Date of any such supplement (a "Disclosure Supplement"), subject to and in accordance with the terms hereof, to disclose a matter that otherwise would constitute a breach of any representation and warranty of Seller or Parent. Seller and Parent shall each deliver to Buyer at Closing certificates certifying that the matters disclosed on such Disclosure Supplement(s) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Seller, the Subject Assets or the Subject Business. Each Disclosure Supplement shall be in writing and shall be delivered in accordance with Section 12.2 of this Agreement. Unless the existence of any matter set forth in any such Disclosure Supplement which was not disclosed at the time of the signing of this Agreement (a "New Matter") would reasonably be expected to have a material adverse effect on Seller, the Subject Assets or Subject Business, then for purposes of determining whether Buyer's conditions in Section 4.1 hereof have been fulfilled, the Schedule of Exceptions referred to herein shall be deemed amended and supplemented as of the Closing Date by all information including, without limitation, any New Matter set forth in any Disclosure Supplement and the warranties and representations of Seller made hereof shall be deemed amended and supplemented by all such information set forth in each Disclosure Supplement, provided that if the matter disclosed in any such supplement is not permitted or is prohibited pursuant to Section 6.7 hereof, any such supplements shall not be deemed to cure the representations and warranties as to which such matters relate and shall not otherwise affect this Agreement. To the extent that the existence of any New Matter would reasonably be expected to have a material adverse effect on the Subject Assets or Subject Business, then for purposes of determining whether the closing conditions set forth in Section 4.1 have been met and for purposes of indemnification pursuant to Article IX, the Schedules shall be deemed to exclude that information contained in any Disclosure Supplement, but if the Closing shall occur the Schedules shall be deemed supplemented with such information and any claim with respect to a breach of the warranties and representations as to which such matters related shall be waived, except if such New Matter is not permitted or is prohibited by Section 6.7. None of the foregoing is a waiver of the rights and obligations of the parties under
Section 10.2 hereof. For purposes of this Article V, the representations and warranties for the "Subject Assets" and the "Subject Business" shall include the Purchase Option Assets.

         5.1.1. Ownership of Stock; Authorization of Parent. Parent owns of record and beneficially all of the limited liability company interests of Seller, free and clear of any and all Encumbrances. Parent has no Subsidiaries other than as set forth on Schedule 5.1.1. Parent has the full right, power, capacity and authority to, and has taken all action necessary to, execute and deliver this Agreement and the Seller Ancillary Agreements, to consummate the transactions contemplated hereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Parent and Seller have been approved by the Board of Directors of Parent, and Parent as the sole member of Seller to the extent required by applicable Regulations, and no other proceedings on the part of Parent or any direct or indirect controlling or parent entity, is necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and is, and when the Seller Ancillary Agreements are executed and delivered, as applicable, they will be, the legal, valid and binding obligation(s) of Parent, enforceable against Parent in accordance with their respective terms, except as the enforceability hereof and thereof may be limited (a) by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or other similar laws in effect affecting or relating to the enforcement of creditors' rights generally or (b) by general principles of equity, whether considered in a proceeding at law or in equity.

         5.1.2. Organization of Seller; Authorization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to own or lease its properties, including, without limitation, the Subject Assets, and to carry on all business activities now conducted by it. Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of the Subject Business and the ownership of properties except where the failure to be so qualified and in good standing would not have a material adverse effect on the Subject Assets and the Subject Business. Each jurisdiction in which Seller is qualified to do business as a foreign corporation is listed on SCHEDULE 5.1.2 attached hereto. Seller has delivered to Buyer true, correct and complete copies of the Certificate of Organization or Limited Liability Company Agreement of Seller ("Charter Documents"), in each case, amended to date. As provided to Buyer, the copies of the minute books containing minutes of all meetings of the Board of Directors and of the members of Seller and the member interest certificate books or registers of Seller are true, correct and complete; and such books contain copies of the minutes of all meetings (and records of actions taken by written consent) of the Board of Directors, committees thereof, and the members since November 4, 1998. Seller is not in default under or in violation of any provisions of its Charter Documents. Seller has no Subsidiaries. Seller has no direct or indirect stock or other equity or ownership interest (whether controlling or not) in any Person. Seller has the full right, power and authority to enter into this Agreement and the Seller Ancillary Documents, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Seller Ancillary Agreements have been approved by the Board of Directors and the holder of all of the membership interests of Seller. This Agreement has been duly executed and delivered by Seller and is, and when the Seller Ancillary Agreements are executed and delivered they will be, the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as the enforceability hereof or thereof may be limited (i) by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or other similar laws in effect affecting or relating to the enforcement of creditors' rights generally or (ii) by general principles of equity, whether considered in a proceeding in law or in equity.

         5.1.3. No Conflict. Except as set forth on SCHEDULE 5.1.3, subject to receipt of such consents and approvals set forth on SCHEDULE 5.1.4 by Closing, neither the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements by Seller and/or Parent nor the consummation of the transactions contemplated hereby and thereby by Seller and/or Parent nor compliance with the terms hereof and thereof by Seller and/or Parent will (a) conflict with, or result in any breach or violation of (i) any provision of the Charter Documents of Seller or the Certificate of Incorporation or By-laws of Parent, or (ii) any Regulations or Court Order applicable to Seller, Parent, the Subject Business or the Subject Assets, or (b) violate or conflict with, or result in a breach under, result in a default under or accelerate the performance required by, or result in a right of termination or acceleration under, or result in an impairment of any right under, or result in the creation or imposition of any Encumbrance upon any of the Subject Assets pursuant to, any terms, conditions or provisions of any Contract, Lease, Encumbrance, Permit or any other agreement, instrument or document to which Seller is a party or is subject or which affects the Subject Business or the Subject Assets, or (c) result in Seller or Parent being required to obtain any consent, waiver or approval or authorization of, or deliver notice, to any Person.

         5.1.4. Consents and Approvals. Except as set forth on SCHEDULE 5.1.4 attached hereto, no action, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, Court Order or other third party is required to be obtained or made by Seller or Parent in connection with the execution, delivery and performance by Seller and Parent of this Agreement and the Seller Ancillary Agreements or the consummation by Seller and Parent of the transactions contemplated hereby and thereby.

         5.1.5. Title To and Condition of the Subject Assets. Seller owns or leases all assets necessary for the conduct of the Subject Business as presently conducted. The Subject Assets are in good operating condition and repair (subject to normal wear and tear) and otherwise of a quality useable in the ordinary course of Seller's business and is suitable for the purposes for which it is presently used and conform to applicable Regulations. Seller has good and marketable title to all of the Subject Assets, free and clear of all Encumbrances whatsoever other than (i) statutory liens for any personal property Tax (as hereinafter defined) not yet due and payable, and (ii) liens of mechanics, materialmen, warehousemen or carriers or other like liens securing obligations imposed by law incurred in the ordinary course of business and not yet past due, which liens taken in the aggregate do not secure liabilities exceeding an aggregate of Twenty-Five Thousand Dollars ($25,000), and, in each case, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor (collectively, "Permitted Encumbrances"), and in the case of the Leases set forth on SCHEDULE 5.1.5, a leasehold interest in such Subject Assets. All of the tangible personal property included in the Subject Assets has been maintained in accordance with industry maintenance practices. Any leased personal property included within the Subject Assets is substantially in the condition required of such property by the terms of the Lease applicable thereto during the term of the Lease and upon the expiration thereof.

         5.1.6. Facilities. SCHEDULE 5.1.6 attached hereto contains a list of all Leased Real Property. Seller owns no real property. (a) Neither Seller nor Parent has received no written notice of any pending or, to the best knowledge of Seller, threatened, condemnation proceedings or other Actions relating to any Facility. (b) Except for Leases listed on SCHEDULE 5.1.6, attached hereto there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, material to the Subject Business. (c) Seller enjoys peaceful and undisturbed possession of all the Leased Real Property. Seller has received no written notice of default, breach or cancellation under any of the Leases. (d) Except as set forth on
SCHEDULE 5.1.16(a)(i), all Facilities have received all required approvals of any Governmental Authority (including, without limitation, Permits and a certificate of occupancy or other similar certificate permitting lawful occupancy of the Facilities) required in connection with the operation thereof as the Subject Business and have been operated and maintained in all material respects in accordance with applicable Permits and Regulations. To the best knowledge of Seller, there is no matter adversely affecting the current use or occupancy of any Facility. To Seller's knowledge, there are no grandfathered, special or extraordinary zoning or use restrictions with respect to any of the Facilities which would materially adversely affect Buyer's use of the Facilities for the conduct of the Subject Business. To the best knowledge of Seller, except as set forth on SCHEDULE 5.1.16(a)(ii), any such certificate of occupancy or similar certificate can be renewed or reissued, transferable or assignable without material modification.
(e) All Facilities are supplied with utilities and other services necessary for the operation of such Facilities as currently operated by Seller for the Subject Business, and, to Seller's knowledge, there is no condition which would reasonably be expected to result in the termination of the present access from any Facility to such utility services. (f) The improvements constructed on the Facilities occupied by Seller, including, without limitation, all Leasehold Improvements, and all Fixtures and Equipment and other tangible assets owned, leased or used by Seller at the Facilities are (i) with no known material defects, (ii) in good operating condition and repair, subject to ordinary wear and tear, and (iii) in conformity, in all material respects, with all applicable Permits and Regulations. (g) Neither Seller nor Parent has received written notice of any special assessment relating to any Facility or any portion thereof and to Seller's knowledge there is no pending or threatened special assessment.

         5.1.7. Litigation. Except as set forth on SCHEDULE 5.1.7, there is no Action pending or, to Seller's knowledge, threatened or anticipated against Seller or Parent with respect to the Subject Assets or the Subject Business (including with respect to any Environmental Law), Seller's officers, directors or members, as such, or in which Seller is a plaintiff, including, without limitation, seeking to delay, limit or enjoin the transactions contemplated by this Agreement or the Seller Ancillary Agreements. Seller is not subject to any Court Order which would limit or restrict Seller's right to enter into and carry out this Agreement or the Seller Ancillary Agreements or to consummate the transactions contemplated hereby and thereby and Seller is not subject to any Court Order which would otherwise adversely affect the Subject Business or the Subject Assets. Seller is not in default with respect to any Action and there are no unsatisfied judgments or awards against Seller, the Subject Assets or the Subject Business. Seller and Parent have provided Buyer with all material pleadings in the Florida Litigation as of the date hereof.

         5.1.8. Financial Statements.

                  (a) Seller has heretofore delivered to Buyer the Financial Statements. The Financial Statements (i) are in accordance with the books and records of Seller, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods covered thereby and
         (iii) fairly present the assets, Liabilities (including all reserves) and financial position of Seller as of the respective dates thereof and the results of operations and changes in cash flows for the periods then ended (subject, in the case of the Interim Financial Statements, to normal year-end adjustments). The Year-End Financial Statements have been examined by Ernst & Young LLP, independent certified public accountants, whose report thereon is included with such Year-End Financial Statements.

                  (b) All revenues related to, arising out of or resulting from the Excluded Assets set forth on SCHEDULE 5.1.8(b) for the fiscal year ended September 30, 2002 and fiscal year-to-date (for April 30, 2003) are set forth on SCHEDULE 5.1.8(b) by product, which fairly presents all revenues related to, arising out of or resulting from the Excluded Assets set forth on such Schedule and SCHEDULE 5.18(b) and the information therein have been prepared in accordance with general accepted accounting principles.


         5.1.9. Taxes.

                  (a) Each of Parent and Seller (and each Subsidiary of Parent, each a "Taxpayer") has timely filed all federal, state, local and foreign Tax returns and reports required under applicable law to be filed, if any, and each such return or report is complete and correct in all material respects. Each Taxpayer has timely paid all Taxes due and payable. Each Taxpayer has withheld amounts from its employees to the extent required by law, and has filed all federal, foreign, state and local returns and reports with respect to employee income Tax withholding and social security and unemployment Taxes in compliance with the Tax withholding provisions of the Code, and other applicable federal, foreign, state or local laws. No currently effective waiver or extension of any statute of limitations relating to a Tax or other governmental charge has been executed or given by any Taxpayer, and no requests for such waivers are pending.

                  (b) No Taxpayer has been notified that it is currently under examination by the Internal Revenue Service ("IRS") or any other taxing authority, except as set forth on SCHEDULE 5.1.9(b); neither the IRS, nor any other taxing authority, has asserted in writing against any Taxpayer any adjustment, deficiency, lien or claim for an additional Tax or interest thereon or penalties in connection therewith.

                  (c) There are no Liens for Taxes on any Subject Assets, other than Liens for current Taxes not yet due and payable.

                  (d) None of the Subject Assets directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the Subject Assets is property required to be treated as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code. None of the Subject Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code.

                  (e) For purposes of this Agreement, "Tax" means any federal, state, county, local, foreign and other taxes, assessments, levies, imposts or other similar governmental charges and any deficiency, interest penalty or other charge related thereto imposed by any Governmental Authority, including, without limitation, income, estimated income, business, occupation, franchise, property (real and personal), sales, employment, gross receipts, use, transfer, ad valorem, profits, license, capital, payroll, employee withholding, unemployment, excise, goods and services, severance, and stamp.

                  (f) Notwithstanding the foregoing, the representations and warranties set forth in Sections 5.1.9(a) and (b) hereof shall not be applicable to the extent that the Subject Assets cannot be made subject to Tax liens and Buyer and Dayton cannot be held liable for Taxes relating to matters constituting a breach of such representations and warranties.

         5.1.10. Contracts and Other Agreements; Absence of Defaults.

                  (a) SCHEDULE 5.1.10(a) sets forth a true and complete list of all of the following with respect to which any of Seller is a party or by which any of Seller, the Subject Business or the Subject Assets is bound: (i) all purchase, rental and sales orders and all other agreements and arrangements between Seller and customers, suppliers and distributors not in the ordinary course of business and all purchase, rental and sales orders in the ordinary course of business in excess of Twenty-five Thousand Dollars ($25,000), (ii) all arrangements or agreements between Seller and Parent, (iii) all loan agreements, security agreements, notes, guarantees or mortgages, capital leases, or other agreements related to indebtedness of Seller affecting the Subject Assets other than intercompany arrangements, (iv) all licenses, technology agreements, royalty agreements, licensing agreements and other agreements relating to Intellectual Property, (v) all authorizations and Permits to own the Subject Assets or operate the Subject Business, (vi) all agreements or plans affecting consultants to the Subject Business including, compensation agreements, severance or similar agreements or arrangements (written or oral) however named, covenants not to compete, confidentiality agreements, commission agreements, sales representative, distributorship or marketing agreements, collective bargaining agreements, employee benefit plans, profit sharing plans, group insurance and bonus plans, (vii) all other individual or series of related Contracts made in the ordinary course of business for an amount greater than Twenty-five Thousand Dollars ($25,000) or extending more than ninety (90) days from the Closing Date, (ix) any Contract with the United States, state or local government or agency or department thereof; and (x) all other Contracts not made in the ordinary course of business. True and correct copies (or memoranda describing each with respect to oral agreements or plans) of each of the foregoing, and all amendments and modifications thereof, have been delivered to Buyer.

                  (b) Each Contract and Lease to which Seller is party or by which the Subject Asset is bound or affected is valid, binding and in full force and effect in accordance with its terms. Neither Seller nor, to Seller's knowledge, any other party to a Contract set forth on
         SCHEDULE 2.1(f) attached hereto is in Default under any Assumed Contract (with or without the lapse of time, or the giving of notice, or both). Seller has fulfilled, or taken all action necessary to enable it to fulfill, when due, all of its material obligations under each of such Contracts and Leases. Seller (and Parent, as applicable) has, and to Seller's knowledge, all other parties, to such Contracts and Leases have complied in all material respects with the provisions thereof. With respect to any Leases, Seller has not received any written notice of cancellation or termination under any option or right reserved to the lessor, or any notice of Default, thereunder.

         5.1.11. Products. Except as set forth on SCHEDULE 5.1.11, no claim for product liability or warranty has been asserted against Seller with respect to the Subject Business during the three (3) year period immediately preceding the date hereof and, to the knowledge of Seller, no event has occurred which might give rise to the assertion of any such claim. To Seller's knowledge, there is no deficiency or inadequacy in the production of any of the products of the Subject Business which may result in any such claim.

         5.1.12. Product Warranties. To Seller's knowledge, all products and services produced and/or sold by the Subject Business (and the delivery thereof) prior to the date hereof have been in conformity with all applicable contractual commitments and all expressed or implied warranties. Copies of the standard terms and conditions of sale, delivery or lease with respect to the Subject Business (including all warranty provisions) are attached hereto as SCHEDULE 5.1.12.

         5.1.13. Employee Benefit Plans.

                  (a) SCHEDULE 5.1.13(a) sets forth a list of all employees of Seller, together with job titles and rates of salary or wages.

                  (b) SCHEDULE 5.1.13(b) contains a complete list of Employee Plans (as defined in Section 5.1.13(h)) which cover employees of the Subject Business.

                  (c) With respect to each Employee Plan: (i) each such Employee Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and is so qualified, and each related trust is exempt from taxation under Section 501(a) of the Code; (ii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or
         Section 406 of ERISA (as defined in Section 5.1.13(h)), within the last five years, (iii) within the last five years, no such Employee Plan has been terminated under either a distress or standard termination as provided in Title IV of ERISA, nor has any notice of intent to terminate any such Employee Plan been filed with the PBGC (as defined in Section 5.1.13(f)), nor has the PBGC issued notice of intent to terminate any such Employee Plan; (iv) no such Employee Plan has incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code and Section 302 of ERISA (whether or not waived) within the last five years; and (vi) no such Employee Plan is under audit or investigation by the Internal Revenue Service, the Department of Labor, the PBGC or other regulatory agency, and to Seller's knowledge no such audit or investigation is pending or threatened.

                  (d) Except as set forth on SCHEDULE 5.1.13(d), neither the execution nor delivery of this Agreement, nor the consummation of the transaction contemplated hereby (either alone or together with any other event), will (i) result in any payment under any bonus, severance or similar arrangement becoming due to any employee of the Subject Business, or (ii) result in the acceleration of the time of payment, vesting or funding, of any such benefit.

                  (e) Neither Seller nor any ERISA Affiliate (as defined in
         Section 5.1.13(f)) has or will have any liability (contingent or otherwise) to or in connection with any Employee Plan (including any Multiemployer Plan (as defined in Section 5.1.13(f)) which would reasonably be expected to (i) result in any material liability to Buyer, Dayton or any of their Affiliates or have a material adverse impact upon the Subject

         Business or (ii) subject any Subject Assets or the Subject Business to any material encumbrance or any lien under ERISA or the Code.

                  (f) For the purpose of this Agreement:

                           (i) "Benefit Arrangement" means any employment,
                  consulting, severance, retention or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for any type of employee benefit, insurance coverage (including, without limitation, any self-insured arrangements), or other benefit (whether or not subject to ERISA) or for deferred compensation, bonuses, stock or stock-based awards or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (ii) is entered into, maintained, contributed to or required to be contributed to by Seller or under which Seller has incurred any unpaid liability or could reasonably be expected to incur any liability, and
                  (iii) covers any employee or former employee of Seller.

                           (ii) "Employee Plans" means all Benefit Arrangements,
                  Multiemployer Plans, Pension Plans and Welfare Plans.

                           (iii) "ERISA" means the Employee Retirement Income
                  Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

                           (iv) "ERISA Affiliate" of any entity means any other
                  entity which, together with such entity, would be treated as a single employer under Section 414 of the Code.

                           (v) "Multiemployer Plan" means any "multiemployer
                  plan," as defined in Section 4001(a)(3) or 3(37) of ERISA, which (i) Seller or any ERISA Affiliate maintains, ministers, contributes to or is required to contribute to, or under which Seller, any Subsidiary or any ERISA Affiliate would reasonably be expected to incur any liability and (ii) covers any employee or former employee of Seller or any ERISA Affiliate.

                           (vi) "Pension Plan" means any "employee pension
                  benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) Seller, any Subsidiary or any ERISA Affiliate maintains, administers, contributes to or is required to contribute to, or, within the five years prior to the Closing Date, maintained, administered, contributed to or was required to contribute to, or under which Seller or any ERISA Affiliate could reasonably be expected to incur any liability and (ii) covers any employee or former employee of Seller or any ERISA Affiliate.

                           (vii) "Welfare Plan" means any "employee welfare
                  benefit plan" as defined in Sec 3(1) of ERISA which (i) Seller maintains, administers, contributes to or is required to contribute to, or under which Seller would reasonably be expected to incur any liability and (ii) covers any employee or former employee of Seller.

         5.1.14. Compliance With Environmental Laws.

                  (a) Except as set forth on SCHEDULE 5.1.14(a), the Facilities, the Subject Business and the Subject Assets are, and at all times during Seller's period of ownership, lease or operation have been owned, leased and operated in material compliance with all Environmental Laws (including the terms and conditions of any Permits issued pursuant to Environmental Laws) and in a manner that will not give rise to any material Environmental Liabilities. Without limiting the generality of the foregoing: (i) during Seller's period of ownership, lease or operation, no Hazardous Substance has been Released, used, generated, treated, stored, transported, handled or, to Seller's knowledge, otherwise exists on, under, about or from any Facility or any Former Facility, except as necessary for the operation of the Subject Business or other business conducted thereon and in a manner that will not result in Liability of Seller under any Environmental Law; (ii) to the knowledge of Seller, all underground or above-ground storage tanks or pipelines located at any Facility at any time are disclosed on SCHEDULE 5.1.14(a)(ii) and all such tanks owned or operated by Seller in connection with the Business comply with applicable standards under Environmental Laws. To Seller's knowledge, there has been no Release or threatened Release from or rupture of any such tank or related or associated equipment; and (iii) To Seller's knowledge, none of the Subject Assets is required to be upgraded, modified or replaced in any material respect to be in compliance with Environmental Laws.

                  (b) Seller has not received any written notice of, or otherwise has no knowledge of, any actual or alleged liability for, or any inquiry, investigation or pending or threatened Action by any individual or entity regarding any Environmental Liabilities and is not subject to any order or decree from any Governmental Authority concerning any Environmental Law, except for any such order or decree that has been fully satisfied, discharged or otherwise terminated. To the knowledge of Seller, no Actions have been asserted or threatened against any facility that received Hazardous Substances generated by or transported by the Seller or for which the Seller arranged for transportation thereto.

                  (c) To Seller's knowledge, there is no event, condition, circumstance, activity, practice, incident, action or plan that would reasonably be expected (i) to materially interfere with or prevent continued compliance with Environmental Laws by Buyer in its operation of the Subject Business and the Subject Assets (as presently operated) after the Closing, (ii) to give rise to any material Environmental Liability, or (iii) otherwise to form the basis of any Action that could reasonably be expected to result in a material Environmental Liability on the part of Buyer, Dayton or the Subject Business.

                  (d) True, complete and correct copies of all Environmental Reports, in the possession or control of Seller, related to the Subject Business, the Subject Assets or the Facilities, have been delivered to Buyer.

                  (e) Except pursuant to the Contracts listed on SCHEDULE 5.1.10(a), Seller is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any Contract (excluding insurance policies disclosed in SCHEDULE 5.1.24) under which Seller is obligated by or entitled to the benefits of, directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning any Environmental Liabilities. Seller has not otherwise, either expressly or by operation of law, assumed or undertaken any Environmental Liability of any other Person.

                  (f) Seller has not released any other Person from any claim under any Environmental Law or waived any rights concerning any Environmental Liability.

         5.1.15. Compliance With Laws. Except for matters covered by Section
5.1.13 and Section 5.1.14 hereof, Seller and Seller's operation of the Subject Business have not violated and are in compliance with all Regulations and Court Orders, except to the extent that such violation or non-compliance is not reasonably likely to have a material adverse effect on the Subject Assets or the Subject Business. No written notice has been issued or advice been given to Seller nor any investigation or review is pending or, to Seller's knowledge, threatened or anticipated by any Governmental Authority (i) with respect to any alleged violation by Seller of any Regulation, or (ii) with respect to any alleged failure by Seller to have all Permits required in connection with the operation of the Subject Business. To Seller's knowledge there are no existing circumstances in connection with the Subject Business which are likely to result in violations of any of the foregoing in any material respect.

         5.1.16. Permits.

                  (a) Except as set forth on SCHEDULE 5.1.16(a)(i), Seller has, and at all times has had, all Permits required by all applicable Laws (including Environmental Laws) for the operation of the Subject Business or the ownership of the Subject Assets, except where the failure to have any such Permits would not have a material adverse effect on the Subject Assets or Subject Business. SCHEDULE 5.1.16(a)(ii) is a true and complete list of all material Permits issued or granted to Seller by applicable Governmental Authorities which relate to the Subject Business or the Subject Assets. All such Permits are current, in full force and effect, and are not subject to appeal or any administrative or judicial proceeding which may result in the modification, termination, or rescission of such Permit and all applicable time periods for filing a petition or other request for administrative or judicial review of such Permits have expired. Seller is not in default, nor has it received any written notice of any claim of default, with respect to any such Permit.

                  (b) Except as otherwise governed by Regulation or the terms of the respective Permit, all Permits listed on SCHEDULE 5.1.16(a)(ii) are renewable by their respective terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine filing fees and will not be adversely affected by the completion of the transactions contemplated by this Agreement or the Seller Ancillary Agreements.

                  (c) No notice to, declaration, filing or registration with, or Permit from, any Governmental Authority or any other Person, is required to be made or obtained by Parent or Seller in connection with the execution, delivery or performance of this Agreement or the Seller Ancillary Agreements nor the consummation of the transactions contemplated hereby or thereby. All material authorizations required to transfer the Permits listed on SCHEDULE 5.1.16(a)(ii) will have been obtained as of the Closing, to the extent the Permits are transferable.

         5.1.17. Customers; Suppliers; Distributors. SCHEDULE 5.1.17(a) sets forth for each of the years ended September 30, 2001 and 2002 and the fiscal year-to-date ended April 30, 2003, a list of (a) the dollar amount derived from each of the top twenty-five (25) largest (based on dollar amounts purchased from Seller) customers (which shall include distributors) of Seller and (b) the dollar amount purchased from each of the ten (10) largest (based on dollar amounts purchased by Seller) suppliers of Seller. Except as set forth SCHEDULE 5.1.17(a), since September 30, 2002, there has been no adverse change in, or notice of a potential adverse change in, the business relationship of Seller with any customer, distributor or supplier named on SCHEDULE 5.1.17(a) for the year ended September 30, 2002 or fiscal year-to-date April 30, 2003. (b)
SCHEDULE 5.1.17(b) sets forth for each of the years ended September 30, 2001 and 2002 and the fiscal year-to-date ended April 30, 2003, a list of the dollar amount derived from each of the top fifteen (15) largest (based on dollar amounts for rentals made by Seller and/or Parent out of the Miami, Florida and Palm Beach, Florida branches of Parent) customers (which shall include distributors) for rental of Adjust-A-Shore and other Formwork products for use in new concrete construction (as set forth on SCHEDULE 5.1.25(b), the "Scaffolding Branch Formwork Inventory"). Except as set forth on SCHEDULE 5.1.17(b), since September 30, 2002, there has been no adverse change in, or notice of a potential adverse change in, the business relationship of Seller and/or Parent with any such customer or distributor named on SCHEDULE 5.1.17(b) for the year ended September 30, 2002 or fiscal year-to-date April 30, 20003.

         5.1.18. Brokers; Agents. Except for fees and expenses payable to Grace Matthews, Inc., for which Seller is responsible, Seller has not dealt with any agent, finder, broker or other representative in any manner which could result in Buyer or Dayton being liable for any fee or commission in the nature of a finder's, broker's or originator's fee in connection with the transactions contemplated hereby.

         5.1.19. Absence of Certain Changes or Events. Since September 30, 2002, there has not been any actual or, to Seller's knowledge, threatened, material adverse change in the financial condition, except as set forth on SCHEDULE 5.1.19; management; operations; Subject Assets or prospects or Subject Business of Seller, including, without limitation, there have been no;

                  (a) Change in accounting methods, principles or practices by Seller affecting the Subject Assets, its Liabilities or the Subject Business;

                  (b) Revaluation by Seller of any of the Subject Assets, including, without limitation, writing down the value of Inventory or writing off notes or accounts receivable, except in the ordinary course of the Business;

                  (c) Damage, destruction or loss (whether or not covered by insurance) adversely affecting the Subject Assets or the Subject Business;

                  (d) Increase in the rate of compensation payable or to become payable to any director, officer or other employee of Seller or any Representative of Seller, except in the ordinary course of the Business, including, without limitation, the making of any loan to, or the payment, grant or accrual of any bonus, incentive compensation, service award, severance, retention or other similar benefit to, any such Person, or the addition to, modification of, or contribution to any Employee Plan, arrangement, or practice described in the Schedules other than contributions made for the most recent year in accordance with the normal practices of Seller;

                  (e) Adverse change in employee relations which has or is reasonably likely to have an material adverse effect on the productivity, the financial condition, results of operations or the Subject Business or the relationships between the employees of Seller and the management of Seller;

                  (f) Amendment, cancellation or termination (prior to the completion of performance) of any Contract, commitment, agreement, Lease, transaction or Permit relating to the Subject Assets or the Subject Business;

                  (g) Mortgage, pledge or other encumbrance of any of the Subject Assets, except purchase money mortgages arising in the ordinary course of business;

                  (h) Sale or transfer of the Subject Assets other than in the ordinary course of business;

                  (i) Failure to pay or satisfy when due any Liability of Seller, except where the failure would not have a material adverse effect on the Subject Assets or the Subject Business; or

                  (j) Agreement by Seller to do any of the things described in the preceding clauses (a) through (j) other than as expressly provided for herein.

         5.1.20. Books and Records. Seller has made and kept (and given Buyer access to) Records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Seller. Seller has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Seller.

         5.1.21. Labor Matters. Except as set forth on SCHEDULE 5.1.21, (a) neither Seller nor the Subject Business is a party to any labor agreement with respect to the employees of the Subject Business with any labor organization, union, group or association and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice; and (b) in the last five (5) years, neither Seller nor the Subject Business has experienced any attempt by organized labor or its representatives to make Seller conform to demands of organized labor relating to its employees or enter into a binding agreement with organized labor that would cover the employees. There is no labor strike, labor disturbance or work slowdown pending or, to the best of Seller's knowledge, threatened against the Subject Business, and in the past five (5) years neither Seller nor the Subject Business has experienced any such labor strike, labor disturbance, work slowdown or other labor difficulty. Seller and the Subject Business are in compliance in all material respects with all applicable laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours and, to Seller's knowledge, neither Seller nor the Subject Business has engaged in any unfair labor practice. There is no unfair labor practice charge or complaint against Seller or the Subject Business pending, or to the knowledge of Seller, threatened before the National Labor Relations Board or any other domestic or foreign governmental agency arising out of the conduct of the Subject Business. The labor agreements set forth on SCHEDULE 5.1.21 shall be referred to herein as the "Collective Bargaining Agreements".

         5.1.22. Liabilities. Seller has no material Liabilities due or to become due, except (a) Liabilities which are set forth or reserved for on the Year-End Financial Statements, which have not been paid or discharged since September 30, 2002, (b) Liabilities, including, without limitation, obligations to indemnify, arising in the ordinary course of business under Contracts, Leases, Permits and other business arrangements described in the Schedules (and under those Contracts, Leases and Permits which are not required to be disclosed on the Schedules) and (c) Liabilities incurred since September 30, 2002 in the ordinary course of business and in accordance with this Agreement, none of which, individually or in the aggregate, has or would have a material adverse effect on the Subject Business or the Subject Assets.

         5.1.23. No Other Agreements to Sell the Assets. Neither Parent nor Seller nor any of their respective officers, directors, shareholders or Affiliates have any commitment or legal obligation, absolute or contingent, to any other Person or firm other than to Buyer and Dayton to Sell or effect a Sale of any of the Subject Assets (other than Inventory (which includes rental equipment) in the ordinary course of business) or the Subject Business, to Sell or effect a Sale of the capital stock of Seller, to effect any merger, consolidation, liquidation, dissolution or other reorganization of Seller, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

         5.1.24. Insurance. SCHEDULE 5.1.24 contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability (which list shall be for one (1) year) and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, a general description of the type of coverage provided) maintained by Seller or on behalf of Seller on the Subject Business, the Subject Assets or its employees. All insurance coverage applicable to Seller, the Subject Business and the Subject Assets is in full force and effect, insures Seller in reasonably sufficient amounts against all risks usually insured against by Persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by any and all Contracts to which Seller is a party and has been issued by insurers of recognized responsibility. There is no default or unpaid premium under any such coverage nor has there been any failure to give notice or present any claim under any such coverage with respect to any of the Subject Assets in a due and timely fashion and no written notice of cancellation or nonrenewal of any such coverage has been received. There are no outstanding performance bonds covering or issued for the benefit of the Seller, except as set forth on

SCHEDULE 5.1.24. No existing insurer has advised Seller that it intends to reduce coverage or fail to renew existing policy or binder.

         5.1.25. Inventory. At February 28, 2003, the value of the Inventory adjusted to gross book value under GAAP and consistent with Seller's practices used in the preparation of Seller's balance sheet as of February 28, 2003 (calculated as acquisition cost before depreciation) was $42,818,850.37 in the aggregate. As of April 30, 2003, the value of the Inventory set forth on
SCHEDULE 2.1(b) adjusted to gross book value under GAAP and consistent with Seller's practices used in the preparation of Seller's balance sheet as of April 30, 2003 (calculated as acquisition cost before depreciation) was $42,214,426.41 in the aggregate. SCHEDULE 5.1.25(a) sets forth the gross book value of such Inventory as of April 30, 2003 by product group, which product groups are consistent with those set forth on SCHEDULE 2.1(b)). SCHEDULE 2.1(b) contains a complete list of all addresses (excluding customer locations) at which Seller or Parent maintain Inventory. The values at which the Inventory are shown on the Financial Statements have been determined in accordance with the normal valuation policy of Seller, and in accordance with GAAP, each consistently applied throughout the periods covered by the Financial Statements. The Inventory consists, and will at the Closing Date (or the Second Closing Date, as applicable) consist only of items of a quality commercially usable in the ordinary course of the Subject Business. SCHEDULE 2.1(b) will be updated as of the last day of the last calendar month ending at least one week prior to the Closing (and the Second Closing as applicable). SCHEDULE 5.1.25(b) contains a complete list of the Scaffolding Branch Formwork Inventory, including, a complete list of all addresses (excluding customer locations) at which Parent maintains the Scaffolding Branch Formwork Inventory and the values of such Scaffolding Branch Formwork Inventory as shown on the financial statements of Parent at April 30, 2003, which have been determined in accordance with the normal valuation policy of Parent, and in accordance with GAAP, each consistently applied throughout the periods covered by such Parent financial statements. The Scaffolding Branch Formwork Inventory consists, and will at the Closing Date consist only of items of a quality commercially usable in the ordinary course of the Subject Business. SCHEDULE 5.1.25(a) and SCHEDULE 5.1.25(b) will be updated as of the last day of the last calendar month ending at least one week prior to the Closing.

         5.1.26. Purchase Commitments and Outstanding Bids. No outstanding purchase or outstanding lease commitment of Seller presently is in excess of the normal, ordinary and usual requirements of the Subject Business or was made at any price in excess of the then current market price or contains terms and conditions more onerous than those usual and customary in the Subject Business. There is no outstanding bid, proposal, Contract or unfilled order which relates to the Subject Business or Subject Assets which will or would, if accepted, have a material adverse effect, individually or in the aggregate, on the Subject Business or the Subject Assets.

         5.1.27. Payments. Seller has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the Subject Business, Subject Assets or operations of Seller, which is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction; and Seller has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers.

         5.1.28. Intellectual Property. SCHEDULE 5.1.28 lists all copyright registrations, and all trademarks, trade names, service marks, patents and any and all registrations thereof and applications therefore, and all trade secrets (identified by general subject matter) (collectively, "Intellectual Property"), owned by Seller and necessary for the operation of the Subject Business as presently conducted and the absence of which would have a material adverse effect on the Subject Business or the Subject Assets (the "Seller Intellectual Property"). Seller has not received any written notice of any claim that it is infringing the intellectual property rights or proprietary rights of any third party and Seller has no knowledge of any infringement by any Person or entity of the Seller Intellectual Property. SCHEDULE 5.1.28 sets forth a complete and correct list, as of the date hereof, of all material written licenses to which Seller is a party, pursuant to which (a) Seller permits any Person or entity to use any of the Seller Intellectual Property, and the license fees for which are in excess of $25,000 per year, or (b) any Person permits the Seller to use any trademarks, service marks, trade names, copyrights, trade secrets or patents not owned by Seller, and the absence of which would have a material adverse effect on the Subject Business or the Subject Assets (collectively, the "Licenses"). Seller is not, nor, to Seller's knowledge, is any other party thereto, in default under any License, and each License is in full force and effect as to Seller, and to Seller's knowledge, as to each other party thereto, except for such defaults and failures to be so in full force and effect as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Subject Business or the Subject Assets or the transactions contemplated hereby.

         5.2. Accuracy of Information Furnished. No representation or warranty of Seller or Parent contains or will contain, as of the date such representation or warranty is made, any false statement of a material fact, or omits or will omit to state, as of the date of the representation or warranty is made, any material fact that is necessary to make the statements contained herein or therein not misleading.

         5.3. Knowledge of Seller. For those warranties, representations and covenants set forth in this Agreement, which are subject to the qualification "to Seller's knowledge" or "to the knowledge of Seller" or any similar terms, Seller and Parent shall be deemed to have knowledge of a matter if and only if any of the individuals identified on SCHEDULE 5.3 attached hereto have actual knowledge of the matter.


                                   ARTICLE VI

                         Pre-Closing Covenants of Seller

         6.1. Access; Environmental Investigation.

                  (a) Prior to the Closing, Seller will: (i) give Buyer and its Representatives and lenders (including their respective Representatives) reasonable access to the properties, books and records of Seller and Parent relating to the Subject Business and the Subject Assets, and (ii) cause Seller's officers and advisors (including, without limitation, its accountants, attorneys and financial advisors) to furnish Buyer and Buyer's designated Representatives with financial and operating data and other information with respect to the Subject Business and the Subject Assets, and provide access to personnel and customers in accordance with Section 6.2 hereof, and to Seller's and Parent's counsel and accountants and to Seller's Facilities for the purpose of permitting Buyer to, among other things: (A) conduct its due diligence review, (B) review the Financial Statements of the Subject Business, and (C) prepare for the consummation of the transactions contemplated by this Agreement. Seller shall furnish promptly upon request such additional documents and information and access to personnel and other Representatives as Buyer, or its Representatives, may from time to time reasonably request and shall instruct such personnel, counsel and accountants to cooperate with Buyer and to provide such documents and information.

                  (b) Without limiting the generality of the foregoing, Buyer will have the right at its cost and expense, to (i) conduct tests of the soil surface or subsurface waters and air quality at, in , on, beneath and about the Facilities of Seller, and to conduct such other procedures as may be recommended by an environmental consultant engaged by Buyer or Dayton or their respective counsel based on its professional judgment, in a manner consistent with good engineering practice, (ii) inspect records, reports, permits, applications, monitoring results, studies, correspondence, data and other information or documents relevant to environmental conditions of the Facilities or environmental noncompliance, and (iii) inspect all buildings and equipment at the Facilities of Seller including, without limitation, the visual inspection of the physical plants for asbestos-containing construction materials; provided, that in each case such tests and inspections shall be conducted only (A) during regular business hours and upon reasonable notice and (B) in a manner that will not materially interfere with the operation of the business of Seller and/or the use, access to or egress from the Facilities of Seller; and, provided, further, that with respect to the Facilities leased by Seller, the conduct of Buyer of any test the kind, nature or extent of which requires the prior consent of the party owning or leasing the facility shall be subject to such prior consent of such party. Seller shall use reasonable efforts to obtain any such prior consent necessary.

                  (c) Hazardous Substances/Waste. All Hazardous Substances present at the Facilities and set forth on SCHEDULE 6.1(c) shall be removed from the Facilities by Seller prior to Closing. Seller shall be solely responsible for the disposal of such Hazardous Substances in compliance with applicable Regulations and shall retain title to such materials to the extent they are owned by Seller. Seller shall be fully responsible for all Environmental Liabilities related to or arising from the use, storage, handling or disposal of such Hazardous Substances.

         6.2. Access; Employee and Customer Interviews.

                  (a) Prior to the Closing, Seller shall provide reasonable access to its personnel for the purpose of permitting Buyer and Dayton and their respective Representatives to, among other things, interview all of Seller's employees and prepare for the consummation of the transactions contemplated by this Agreement and the Transition Agreement.

                  (b) Prior to the Closing, Seller shall provide reasonable access and provide introductions to the customers set forth on SCHEDULE 4.1(g) and provide reasonable access to customer lists, if requested by Buyer or Dayton, so that Buyer and Dayton and their respective Representatives may conduct a reasonable survey of Seller's customers, relationships and arrangements prior to the consummation of the transactions contemplated by this Agreement.

         6.3. Notification; No Solicitation.

                  (a) No Solicitation. From the date hereof through the Closing or the earlier termination of this Agreement, each of Parent, Seller shall not, and shall cause their respective Affiliates and Representatives (including, without limitation, their investment bankers) not to, directly or indirectly, (i) enter into, solicit or initiate any discussions or negotiations with, or encourage the submission of proposals or offers by, (ii) respond to any submissions, inquiries, proposals or offers by, (iii) participate in any negotiations with, or provide any information to, or (iv) otherwise cooperate in any other way with, any Person other than Buyer and Dayton and their respective Affiliates and Representatives relating to any sale of all or a portion of the Subject Assets or the Subject Business, or of any shares of capital stock of Seller, or any merger, consolidation, liquidation, dissolution or similar transaction involving Seller (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). Each of Seller and Parent hereby represents and warrants that it is not now engaged in discussions or negotiations with any party other than Buyer and Dayton with respect to any of the foregoing. Seller and Parent agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which Seller is a party.

                  (b) Notification. Seller will immediately notify Dayton (orally and in writing) if any discussions or negotiations are sought to be initiated, any submission, inquiry, proposal or offer is made, or any information is requested with respect to any Proposed Acquisition Transaction and notify Dayton of the terms of any proposal which it may receive in respect of any such Proposed Acquisition Transaction, including, without limitation, the identity of the prospective purchaser or soliciting party.

         6.4. Notification of Certain Matters. From the date hereof through the Closing (and between the Closing Date and the Second Closing Date as to the Purchase Option Assets), Seller shall give prompt notice to Dayton of (a) the occurrence, or failure to occur, of any event which occurrence or failure would be reasonably likely to cause any representation or warranty contained in this Agreement or in any Exhibit or Schedule hereto to be false or inaccurate and (b) any failure of Parent, Seller, or any of their respective Affiliates, or of any of their respective stockholders or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any Exhibit or Schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition. Seller shall promptly notify Dayton of any Default, the threat or commencement of any Action or any development that occurs before the Closing or the Second Closing, as the case may be, that could in any way materially affect Seller, the Subject Assets, the Purchase Option Assets or the Subject Business.

         6.5. Parent Transfers. Parent shall, and shall cause all of its Affiliates to, transfer all right, title and interest in any asset, if any, used in the Subject Business or reflected as Inventory to be transferred to Seller for inclusion in the Subject Assets and the Purchase Option Assets set forth in the Election Notice (as defined in Section 2.1(b) of the Transition Agreement), as the case may be, prior to the Closing or the Second Closing Date, respectively.

         6.6. Corporate Authorization; Stockholder Approval. Seller and Parent shall take all appropriate action prior to the Closing Date in accordance with applicable law and the Charter Documents of Seller and Parent to obtain all necessary consents and approvals of Parent and TKS&S authorizing and approving this Agreement, the Seller Ancillary Agreements, and the consummation and the performance of the transactions contemplated hereby. Buyer and Dayton shall take all appropriate action prior to the Closing Date in accordance with applicable law and its organizational documents to obtain all necessary consents and approvals authorizing and approving this Agreement, the Buyer Ancillary Agreements, and the consummation and the performance of the transactions contemplated hereby.

         6.7. Conduct of Business in the Ordinary Course. From the date hereto until the Closing, Seller shall carry on its business diligently and operate the business in the ordinary course, consistent with past practice. Without limiting the scope of the foregoing, until the Closing and, to the extent, and only to the extent, related to or applicable to the Purchase Option Assets or the other actions to be taken under the Transition Agreement (including, (a), (b), (d), (e), (f), (g), (h), (i), (j), (k), (l), (m), (n) and (o) below) through the ninety (90) day period following the Closing (the "Transition Period"), as applicable, Seller will:

                  (a) Use, preserve and maintain the Subject Assets, the Purchase Option Assets and Subject Business on a basis consistent with past practices;

                  (b) Maintain all insurance covering Seller, the Subject Assets, the Purchase Option Assets and Subject Business in full force and effect;

                  (c) Continue to purchase raw materials and supplies in accordance with current production schedules and in quantities and qualities consistent with past practices and not in excess of the reasonable current requirement of the Subject Business;

                  (d) Pay all debts and obligations incurred by Seller in the ordinary course operation of the Subject Business and consistent with past practice as the same become due and payable consistent with past practice, except to the extent Seller is contesting such debts or obligations in good faith by appropriate proceedings and has established appropriate reserves therefore and provided that Seller shall notify Buyer of same;

                  (e) Maintain its books, accounts and records in the usual manner and on a basis consistent with past practices.

         Furthermore, and without limiting the scope of the foregoing, neither Seller nor Parent will:

                  (f) Sell, transfer, lease or otherwise dispose of or agree to sell, transfer, lease or otherwise dispose of any of the Subject Assets or the Purchase Option Assets (other than sale of Inventory and Lease of rental equipment made in the ordinary course of its business and consistent with past practice);

                  (g) Commit any act or omit to do any act, or permit any act or omission to act, which will or may cause a breach of any Contract or Lease set forth on SCHEDULES 2.1 (f) AND (g) (or SCHEDULE 2.1(x)) respectively, make or agree to make any modification or amendment to any such Contract or Lease or terminate or agree to terminate any such Contract or Lease;

                  (h) Mortgage, pledge or subject to, or agree to mortgage, pledge or subject to, any other Encumbrance or restriction on any of the Subject Assets or the Purchase Option Assets, or any interest therein;

                  (i) Change any accounting methods, principles or practices;

                  (j) Incur any Liability for long-term interest bearing indebtedness, guarantee the obligations of others or indemnify others such that it may affect the ability of Seller to transfer the Subject Assets to Buyer at the Closing Date (or the Purchase Option Assets at the Second Closing Date) free and clear of all Encumbrances;

                  (k) Change its Charter Documents;

                  (l) Amend, terminate or enter into any employment, severance or other arrangement with respect to any employee of Seller or make any change to key management including the termination or hiring of any such personnel;

                  (m) Fail to use its best efforts to (i) retain Seller's employees and (ii) maintain the Subject Business so that such employees will remain available to Buyer on and after the Closing Date, (iii) maintain existing relationships with suppliers, distributors, customers and others having business dealings with Seller and (iv) otherwise to preserve the goodwill of the Subject Business so that such relationships and goodwill will be preserved on and after the Closing Date;

                  (n) Do any other act which would impair or prevent the consummation of the transactions contemplated hereby or cause any of the representations or warranty of Seller or Parent to be or become false; or (o) Enter into any agreement, or otherwise become obligated, to do any action prohibited hereunder.

         6.8. Financial Statements, etc. As soon as practicable and without unreasonable delay following the end of each successive thirty (30) day period (a "Reporting Period") extending from the Interim Balance Sheet Date, including without limitation, the Reporting Period comprising the first thirty (30) days after the Interim Balance Sheet Date, and in no case less than four (4) days prior to the Closing Date, Seller shall provide Buyer with the Interim Financial Statements related to the most recent Reporting Period. Such Interim Financial Statements shall (a) be in accordance with the financial and accounting records of Seller, (b) be prepared in the same manner as such statements have been customarily prepared with respect to the business of

Seller, and (c) present fairly, as of the respective dates thereof or the periods covered thereby, as applicable, the financial position, results of operations, member's equity and cash flows of Seller.

         6.9. Permits. Buyer and Seller shall use all commercially reasonable efforts to transfer Permits, to extent transferable, and subject to Section 10.2, for the Subject Assets and Subject Business to Buyer effective as of the Closing Date or the Second Closing Date, to the extent related to the Purchase Option Assets. Buyer shall be responsible for obtaining all Permits authorizing the operation of groundwater wells and the discharge of wastewater from the Facilities ("Water and Wastewater Permits") that are either not transferable or that have not been previously obtained by Seller. Seller shall cooperate with Buyer's efforts to obtain such Water and Wastewater Permits, which cooperation shall include Seller's execution of any reasonably necessary applications, consents or certifications and provision of any information concerning the Subject Business or the Facilities required for the completion of applications to the applicable Governmental Authorities. The cost of obtaining of any required Water and Wastewater Permits to operate the Facilities as operated prior to the Closing shall be paid by Seller (separate and apart from any amounts to be indemnified under Section 9.2 of this Agreement), including, but not limited to, any filing fees, reasonable consultant, engineering and legal fees, costs of any sampling or laboratory analysis required to complete the application, and the acquisition and installation of any new wastewater collection or treatment equipment necessary to satisfy applicable regulatory requirements. To the extent that Buyer continues to diligently pursue such applications, any fines, charges or penalties assessed for Buyer's operations of the Facilities without such Water and Wastewater Permits shall be a Pre-Closing Environmental Liability, provided, however, that any fines, charges or penalties assessed for Buyer's operations of the Facilities without such Water and Wastewater Permits to the extent arising from Buyer's failure to diligently pursue such applications or arising out of a change in the operations of the Facilities by Buyer following the Closing, shall not be considered a Pre-Closing Environmental Liability and shall not be subject to indemnification under
Section 9.2 of this Agreement.

                                  ARTICLE VII

               Warranties and Representations of Buyer and Dayton

         7.1. Warranties and Representations. Each of Buyer and Dayton (except as to the representations and warranties in Section 7.1.1 and 7.1.2 with respect to Dayton, which are made solely by Dayton) hereby warrants and represents to Seller and Parent, that the following statements are true and correct as of the date hereof, and will be, as of the Closing Date, true and correct:

         7.1.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on all business activities currently conducted by it. Dayton is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to carry on all business activities currently conducted by it.

         7.1.2 Authorization. Each of Buyer and Dayton has the requisite corporate power and authority to execute and deliver this Agreement and the Buyer Ancillary Agreements, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements have been approved by the Board of Directors of Buyer and Dayton, respectively. This Agreement has been duly executed and delivered by Buyer and is, and when the Buyer Ancillary Agreements are executed and delivered they will be, the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability hereof or thereof may be limited (a) by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or other similar laws in effect affecting or relating to the enforcement of creditors' rights generally or (b) by general principles of equity, whether considered in a proceeding at law or in equity. This Agreement has been duly executed and delivered by Dayton and is, and when the Buyer Ancillary Agreements are executed and delivered, as applicable, they will be, the legal, valid and binding obligations of Dayton, enforceable against Dayton in accordance with their respective terms, except as the enforceability hereof or thereof may be limited (a) by applicable bankruptcy, fraudulent conveyance, insolvency, moratorium, reorganization or other similar laws in effect affecting or relating to the enforcement of creditors' rights generally or (b) by general principles of equity, whether considered in a proceeding at law or in equity.

         7.1.3 No Conflict or Violation. Neither the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements by Buyer and Dayton nor the consummation of the transactions contemplated hereby and thereby by Buyer and Dayton and compliance with the terms hereof and thereof by Buyer and Dayton will: (a) conflict with, or result in any breach or violation of: (i) any provision of the Amended Articles of Incorporation or Code of Regulations of Dayton, or the Certificate of Incorporation, as amended or By-Laws of Buyer, or
(ii) any Regulation or Court Order applicable to Buyer or Dayton, or (b) violate or conflict with, or result in a breach under, any agreement, instrument or document to which Buyer or Dayton is a party or is subject, except for such conflicts, violations or breaches which, in the aggregate, would not have a material adverse effect on the business of Buyer or Dayton or their respective ability to consummate the transactions contemplated hereby.

         7.1.4 Consents and Approvals. Other than as will be obtained, if any, prior to Closing, no action, consent, approval, order or authorization of, or registration, declaration or filing with, any federal, state, municipal, foreign or other court or governmental or regulatory authority or instrumentality or other third party is required to be obtained or made by Buyer or Dayton in connection with the execution, delivery and performance of this Agreement and the Buyer Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby.

         7.1.5 Brokers; Agents. Except as set forth on SCHEDULE 7.1.5, neither the Buyer nor its officers, directors, employees, stockholders or Affiliates has dealt with any agent, finder, broker or other Representative in any manner which could result in Seller or Parent being liable for any fee or commission in the nature of a finder's, broker's or originator's fee in connection with the transactions contemplated hereby.

         7.1.6 Accuracy of Information Furnished. No representation or warranty of Buyer or Dayton contains or will contain, as of the date such representation or warranty is made, any false statement of a material fact, or omits or will omit to state, as of the date of the representation or warranty is made, any material fact that is necessary to make the statements contained herein or therein not misleading.

         7.1.7 Securities and Exchange Commission Documents. Dayton has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934 (the "Exchange Act"), since December 31, 2001, and has delivered to Seller (i) Dayton's Annual Reports on Form 10-K for the fiscal years ended December 31, 2000, 2001 and 2002, respectively, and (ii) all other reports or registration statements filed by Dayton with the SEC since December 31, 2000 (collectively, the "Dayton SEC Reports"). The Dayton SEC Reports, including the financial statements contained therein (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, including all rules and regulations promulgated by the SEC thereunder, in each case, as in effect at the time they were filed (and in the case of a registration statement, at the time of effectiveness of such registration statement) and (ii) did not at the time they were filed (or in the case of a registration statement, at the time of effectiveness of such registration statement) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed Dayton SEC Report.

                                  ARTICLE VIII

                                Mutual Covenants

         Seller and Buyer each covenant and agree as follows:

         8.1. Records.

                  (a) On the Closing Date, Seller and Parent will deliver or cause to be delivered to Buyer all original Records or, subject to and in accordance with the terms of the Transition Agreement, following the Closing Date.

                  (b) After the Closing, upon reasonable written notice, Dayton, Buyer, Seller and Parent agree to furnish or cause to be furnished to each other and their respective Representatives access, during normal business hours, such information (including Records pertinent to the Subject Business and the Subject Assets) and assistance (including the provision of personnel) relating to the Subject Business and the Subject Assets as is reasonably necessary for financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of any Tax claim or assessment or in connection with any audit, dispute, litigation or investigation or for any reasonable business purpose. The party requesting the Records or personnel shall bear all out-of-pocket costs and expenses (including, without, limitation, reasonable attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing access to Records and personnel. The parties shall use reasonable efforts to minimize any disruption of the normal operations of the other party(ies) in connection with such request.

                  (c) Buyer agrees to keep and preserve all Records provided by Seller or Parent in its possession for a period of at least six (6) years after the date hereof. Buyer may dispose of such Records at any time after such six (6) year period; provided, however, that it shall give Seller and Parent at least thirty (30) days' written notice of its intent to do so and afford Seller or Parent the opportunity to review such Records to be disposed of by Buyer as Seller or Parent may request. The foregoing is subject to the terms of the Transition Agreement with respect to the retention by Seller of the Excluded Records following the Closing Date.

                  (d) The foregoing shall be subject to the restrictions as to confidentiality set forth herein.

                  (e) Notwithstanding any of the foregoing, Seller shall be entitled to the minute books and stock records of Seller, the financial statements and books of account of the Subject Business for the period prior to Closing, tax returns and tax information for the period prior to Closing or the Second Closing, as the case may be, all information relating to Employee Plans and employees of Seller, all information related to administrative services shared by Parent and Seller, and copies of all other records related to the Excluded Assets or the Excluded Liabilities, and reasonably necessary to allow Seller and Parent to meet its legal obligations following the Closing (the "Excluded Records"), subject in each case to the terms of Section 12.15 hereof and the terms and conditions of the Non-Competition and Non-Solicitation Agreement, which shall in no way be reduced or abridged hereby.

         8.2. Publicity. Seller, Parent, Dayton and Buyer agree that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party prior to the Closing Date without the prior written consent of the other parties; provided that nothing herein shall be deemed to prohibit any party from making any disclosure which its counsel deems necessary in order to fulfill such party's disclosure obligations by law or regulation (including stock exchange Regulations); provided, further that each such party shall afford the other parties, to the extent reasonably practicable under the circumstances, the opportunity to review and comment on the proposed disclosure. Dayton shall have the sole right to determine what, if any, public announcement shall be made after the Closing.

         8.3. Further Action; Execution of Additional Documents; Consents. Each party shall use commercially reasonable efforts to take all actions and do all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby. From time to time, including following the Closing, as and when reasonably requested by a party hereto, each party hereto shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may deem necessary or advisable to consummate or carry out the transactions contemplated by this Agreement. Without limiting the foregoing, the parties agree to use their respective best efforts
(i) to obtain all necessary waivers, consents and approvals from other parties to the Contracts and Leases to be assumed by Buyer; provided, however that no party hereto shall be required to make any payments, commence litigation or agree to modifications of the terms thereof in order to obtain any such waivers, consents or approvals, (ii) to obtain all necessary Permits as are required to be obtained under any Regulations, (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby, (iv) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities, and (v) to fulfill their respective conditions to this Agreement. Nothing herein, however, shall affect Buyer's right to terminate this Agreement under Section 4.1 or 12.2 in the event that any such waiver, consent or approval to the transfer or sale of the Subject Assets is not obtained.

         8.4. Litigation Support. In the event and for so long as any party hereto is actively contesting or defending against any Action in connection with
(a) any transaction contemplated under this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction involving the Subject Business or the Subject Assets, including any Action by Seller against a third Person in connection with any Excluded Liability, each of the parties will cooperate with such other party and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its Records or Excluded Records, as the case may be, as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless such party is entitled to indemnification from the other party(ies) hereunder). The covenant contained in this Section 8.4 shall apply equally with respect to the Buyer Ancillary Agreements and Seller Ancillary Agreements and shall not be in lieu of or otherwise limit the indemnification obligations of the parties pursuant hereto.

         8.5. Transition. Concurrent with the execution of this Agreement, the parties hereto have entered into the Transition Agreement, the terms of which are incorporated herein by reference. In addition, the parties agree as follows:

                  (a) Leases. After the Closing Date and in accordance with the Transition Agreement, Seller and Parent shall use their respective best commercial efforts to satisfy Seller's and/or Parent's (to the extent applicable) obligations under the Leases for the Facilities identified on SCHEDULE 8.5(a) attached hereto (the "Seller Facilities").

                  (b) Employees.

                           (i) Effective as of the Closing Date (or such later
                  date as shall be determined pursuant to the Transition Agreement), Buyer shall extend offers of employment to those of Seller's employees listed or described on SCHEDULE 8.5(b)(i) attached hereto, as such Schedule may be amended by Buyer prior to the Closing Date and the Second Closing Date by providing Seller a copy of the revised Schedule (such employees who accept such offer of employment from Buyer and commence such employment with Buyer and the employees who accept such offer of employment from Buyer and commence such employment with Buyer pursuant to the Transition Agreement are hereinafter referred to as the "Acquired Employees"), which offers shall be on terms and conditions which Buyer shall determine in its sole discretion. Seller shall terminate the employment of all Acquired Employees concurrently with the Closing (as to those employees being hired as of the Closing) or at such other time as Buyer hires such other employees during the Transition Period, and shall cooperate with and use its reasonable best efforts to assist Buyer in its efforts to secure satisfactory employment arrangements with those employees of Seller to whom Buyer makes offers of employment, including, by providing Buyer reasonable access to Seller's employees between the execution of this Agreement and the Closing Date for purposes of communicating and discussing offers of employment, if any.

                           (ii) Seller shall be solely responsible for all
                  Liabilities and obligations relating to or arising out of the employment, remuneration or cessation of employment with Seller or its Affiliates of any current or former employee of Seller or its Affiliates, including any Liability or obligation under any Employee Plan. Neither Buyer nor Dayton shall assume any of the Employee Plans or any obligation or Liability thereunder. Nothing in this Agreement shall obligate Buyer or Dayton to assume or be deemed to have assumed, or constitute the assumption of, any such Liability or obligation. Neither Seller nor Parent shall make any express or implied representation or statement to any Person or Persons, including, without limitation, its employees, that Buyer or any its Affiliate, or any successor or assign thereof, is adopting, assuming or intends to adopt or assume, all or any Employee Plan, or make offers of employment to any or all of the employees of Seller.

                           (iii) Buyer shall be solely responsible for all
                  Liabilities and obligations relating to or arising out of the employment, remuneration or cessation of employment with Buyer of any Acquired Employees with respect to such Acquired Employees' respective employment service with Buyer.

                           (iv) Seller or Parent, as the case may be, shall make
                  all contributions due under all Employee Plans on behalf of all employees of Seller (including all contributions on behalf of any Acquired Employee with respect to the period ending on the date that such Acquired Employee commences employment with Buyer).

                           (v) Seller or Parent, as the case may be, shall
                  provide COBRA continuation coverage under the provisions of Code Section 4980B and ERISA Section 601 et. seq., subject to and on the terms thereof (including the payment of premiums by the covered employee or dependent) to Acquired Employees and to those individuals who (i) are former employees of Seller as of the Closing Date and who are eligible for COBRA continuation coverage as of the Closing Date, (ii) are offered employment by Buyer and who do not accept such offer of employment from Buyer or (iii) any employee not offered employment by Buyer.

                           (vi) Nothing contained in this Agreement shall confer
                  upon any Acquired Employee any right with respect to continuance of employment by Buyer, nor shall anything herein interfere with the right of Buyer to terminate the employment of any of the Acquired Employees at any time, with or without cause, or restrict Buyer in the exercise of its independent business judgment in modifying any of the terms and conditions of the employment of the Acquired Employees.

                           (vii) No provision of this Agreement shall create any
                  third party beneficiary rights in any Acquired Employee, any beneficiary or dependents thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to any Acquired Employee by Buyer or Dayton or under any benefit plan which Buyer or Dayton may maintain and including with respect to the right to employment with Buyer or continued employment for any period of time or employment in any particular position.

                           (viii) Nothing in this Agreement or in the Transition
                  Agreement shall obligate Buyer or Dayton to assume, nor constitute an assumption of, any collective bargaining agreement of Seller or its Affiliates or any Liability or obligation thereunder. Neither Seller nor Parent shall make any express or implied representation, warranty or statement to any Person, including, but not limited to, labor union representatives or any personnel of Seller or Parent, that Buyer or Dayton, or any successor or Affiliate of Buyer or Dayton, is adopting or assuming, or intends to adopt or assume, all or any portion of any collective bargaining agreement of Seller or its Affiliates or any Liability or obligation arising thereunder or therefrom.

                  (c) WARN. Seller and Parent agree that, from the date hereof through the Transition Period, neither of them will effectuate a "plant closing" or "mass layoff" as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act") or any similar state or local Regulation, with respect of the Subject Business or Subject Assets, without notifying Dayton in advance, and without complying with the notice requirements and all other provisions of the WARN Act and any similar state or local Regulation.

         8.6. Transfer Taxes and Fees. At the cost and expense of the respective party, each of Buyer and Seller shall take such reasonable action as reasonably requested by the other (including the provision of applicable resale certificates) to exempt the sale of the Subject Assets contemplated herein from transfer, conveyance, sales or similar Taxes. To the extent the Sale of the Subject Assets is subject to transfer, conveyance, sales or similar Taxes, Seller shall pay up to One Hundred Thousand Dollars ($100,000) of the total amount of such Taxes and Buyer shall make on Seller's behalf payment of any amount of the total amount of such Taxes that exceeds One Hundred Thousand Dollars ($100,000). Seller shall pay the fees and costs of recording or filing all applicable conveyancing instruments and for transferring existing Permits, Leases and Contracts which may be lawfully transferred. Each party shall cooperate with the other parties hereto in the timely making of all filings, returns, reports and forms as may be required in connection with the payment of such Taxes.

         8.7. Apportionment. With respect to Taxes to be prorated in accordance with the Transition Agreement or hereunder, Buyer shall prepare and timely file all Tax returns required to be filed after the Closing with respect to the Subject Assets (including any Purchase Option

Assets actually purchased pursuant to the terms of the Transition Agreement). Buyer's preparation of any such Tax returns shall be subject to Seller's approval, not to be unreasonably withheld. Buyer shall make such Tax returns available for Seller's review no later than fifteen (15) days prior to the due date for filing such Tax return. Within ten (10) days after receipt of such Tax return, Seller shall pay to Buyer any amount owing Seller over and above the amount paid by Seller pursuant to Section 3.1 of the Transition Agreement based on such Tax return(s).

         8.8. Collection of Accounts Receivable and Letters of Credit.

                  (a) At the Closing, Buyer will acquire hereunder, and thereafter Buyer or its designee shall have the right and authority to collect for Buyer's or its designee's account, all receivables, letters of credit and other items which constitute a part of or arise out of or relate to the Subject Assets, including, pursuant to Section 2.1(q), and Seller shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Buyer any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items which constitute a part of the Subject Assets. Seller shall promptly transfer or deliver to Buyer or its designee any cash or other property that Seller may receive in respect of any deposit, prepaid expense, Claim, Contract, Lease, or any other item, constituting a part of the Subject Assets. Prior to Closing and for the twelve (12) months after the Closing Date, Seller shall notify Buyer prior to Seller or its designee contacting or hiring, or threatening to contact or hire, any collection agency, attorney or similar Representative, or initiating or threatening an Action, with respect to any outstanding accounts or notes receivables that are Excluded Assets.

                  (b) At the Closing, Seller shall retain and thereafter Seller or its designee shall have the right and authority to collect for Seller's or its designee's account all receivables, letters of credit and other items which constitute a part of the Excluded Assets, and Buyer shall within forty-eight (48) hours after receipt of any payment in respect of any of the foregoing, properly endorse and deliver to Seller any letters of credit, documents, cash or checks received on account of or otherwise relating to any such receivables, letters of credit or other items which constitute a part of the Excluded Assets. Buyer shall promptly transfer or deliver to Seller or its designee any cash or other property that Buyer may receive in respect of any deposit, prepaid expense, Claim, Contract, Lease, or any other item, constituting a part of the Excluded Assets.

         8.9. Preparation of Form W-2's. Pursuant to Revenue Procedure 96-60 (standard procedure) Buyer shall furnish a Form W-2 to each Acquired Employee employed by Buyer disclosing all wages and other compensation paid for such calendar year, and taxes withheld therefrom for the period such Acquired Employee has been employed by Buyer. Seller shall provide a Form W-2 for all of its employees, including Acquired Employees, for such period of time that each employee was employed by Seller or its Affiliates.

         8.10. Payment of Liabilities. Following the Closing Date, Seller shall pay promptly when due all of the Liabilities of Seller, including any Excluded Liability, other than those, or the portion thereof, being contested in good faith, but subject in any case to Article IX. Following the Closing Date or the Second Closing Date, as applicable, Buyer shall pay promptly when due all of the Liabilities assumed pursuant to Section 2.3 hereof, other than those, or the portion thereof, being contested in good faith, but subject in any case to Article IX.

         8.11. Insurance. For two (2) years after the Closing Date, Seller or Parent shall continue to maintain products liability insurance with respect to products insured as of the Closing Date providing substantially the same coverage as in effect on the date hereof. Seller shall deliver to Buyer and Dayton evidence of such insurance reasonably satisfactory to Dayton, evidencing fully paid and non-cancelable general liability insurance coverage with respect to claims arising out of events or occurrences on or prior to the Closing Date or the Second Closing Date, as applicable (whether or not reported), in amounts not less than the amounts maintained by Seller on the date of this Agreement.

         8.12. Name. Parent hereby grants to Buyer and Dayton, effective as of the Closing Date, the right to use the name "Safway Formworks Systems L.L.C." or any portion thereof on existing packaging, signage, stationery, purchase order forms, advertising, literature and the like until the longer of six (6) months after the Closing Date or the supply of such material is exhausted (or such longer period as the parties may mutually agree upon). In addition, Buyer or Dayton may, but shall not be required, in any event and at any time, to change any reference to Seller or "Safway Formworks L.L.C." or Hunnebeck, ThyssenKrupp, Thyssen or Krupp or related marks or logos or any portion thereof or reference thereto affixed to any Inventory. Such use shall be permissible hereunder, provided that as Buyer and its Affiliates reface the Inventory from time to time in the ordinary course, they will transition to the use of their own name and marks/logos on these products.

         8.13. Florida Litigation. Seller and Parent are party to that certain matter captioned Safway Steel Products Inc. and Safway Formwork Systems, L.L.C.
v. Form-Co, Supply, Inc. and Marc Nevel, Case No. 03-60483, before the United States District Court, Southern District of Florida, Miami Division (including, without limitation, all allegations, claims and counterclaims thereunder or derivative actions, the "Florida Litigation"). Seller and Parent have provided to the date hereof, and will continue to provide, Buyer with all pleadings in respect of this matter. For the avoidance of doubt, the parties acknowledge that all Liabilities, including, without limitation, all fines, penalties, judgments, costs and expenses arising out of, resulting from or related or incident to the Florida Litigation are Excluded Liabilities for purposes of this Agreement, including Article IX hereof, and all such claims and rights of recovery in respect thereof are Excluded Assets for purposes of this Agreement. Seller and Parent acknowledge and agree that the disposition of this matter may have an effect on the Subject Assets and/or the Subject Business and the operation or enjoyment thereof, and, accordingly, Seller and Parent hereby covenant and agree that Seller and Parent shall advise Buyer on a reasonably routine and regular basis, and Buyer, directly or through its counsel, shall have the right to consult with Seller and Parent and their Representatives on the foregoing. Notwithstanding the foregoing, Seller and Parent shall continue to control the prosecution and defense of the Florida Litigation. Seller or Parent shall not enter into any settlement, compromise or disposition of the matter that would or is reasonably likely to have an adverse effect on the Subject Assets or the Subject Business as they or it exists at the date hereof or Buyer's operation or enjoyment thereof, whether monetary or otherwise, without the prior written consent of Buyer. For the avoidance of doubt, for purposes of the immediately preceding sentence, Buyer and Dayton agree that a settlement that involves solely mutual releases by all parties to the Florida Litigation of all claims and



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counterclaims against all other parties thereto and the payment of money by defendant or defendants to Seller without any monetary or other obligation or restriction on Buyer or Dayton shall not be deemed to have an adverse effect for purposes of the immediately preceding sentence. Notwithstanding any of the foregoing, if and to the extent that any Buyer Indemnified Party incurs or suffers any Loss arising out of, resulting from or relating or incident to any claim or action or failure to act in respect of, or underlying, the Florida Litigation, then the provisions of Article IX shall apply to such Losses. For the avoidance of doubt any such Loss shall be a Buyer Non-Threshold Claim. Notwithstanding anything set forth in this Agreement, including, in Section 9.1 hereof, the indemnity contemplated by this Section 8.13 shall apply to all Buyer Claims arising hereunder that are made on or prior to the fifth (5th) anniversary of the Closing Date.

         8.14 Hazardous Substances/Waste. In addition to its undertaking in
Section 6.1(c) hereof, Seller agrees that all Hazardous Substances stored or generated at the Facilities (the Leases of which are to be assumed by Buyer), other than for such Hazardous Substances presently used or stored for the operation of the Facilities or the Subject Business, and, to the knowledge of Seller, present at such Facilities as of the Closing Date or the Second Closing Date (other than Hazardous Substances arising from Buyer's operation of the Facilities), shall be removed from the Facilities by Seller, to the extent their removal is required by Environmental Law, promptly but in any event immediately prior to or immediately following the Closing or the Second Closing, as applicable to the respective Facility. Seller shall be solely responsible for the disposal of such Hazardous Substances in compliance with applicable Regulations and shall retain title to such materials to the extent they are owned by Seller. Seller shall be fully responsible for all Environmental Liabilities related to or arising from the use, storage, handling or disposal of such Hazardous Substances. In the event that Seller fails to remove any Hazardous Substance stored or generated at the Facilities (the Leases of which are to be assumed by Buyer), other than for such Hazardous Substances presently used or stored for the operation of the Facilities or the Subject Business (or Hazardous Substances arising from Buyer's operation of the Facilities), Buyer, upon reasonable prior notice to Seller and opportunity for Seller to make removal thereof, shall be entitled to remove such Hazardous Substances and dispose of them in compliance with applicable Regulations (without taking title thereto) and shall be reimbursed for all Losses in connection therewith pursuant to Section 9.2.

                                   ARTICLE IX

     Survival of Representations, Warranties and Covenants; Indemnification

         9.1. Survival of Representations, Warranties and Covenants. All of the representations, warranties, statements, covenants and agreements made by each party in this Agreement or in any attachment, Exhibit, the Schedules, certificate, document or instrument executed, as applicable, and delivered by any such party pursuant hereto (all of which shall be deemed representations and warranties hereunder) shall survive the Closing for a period of (and Claims based upon or arising out of such representations, warranties, covenants and agreements may be asserted at any time before the date which shall be) eighteen
(18) months following the Closing Date, without regard to any investigation made by Buyer or Dayton, or Seller or Parent, as the case may be, unless Buyer or Dayton notifies Seller and Parent, or in the case of Seller or Parent asserting a Claim hereunder, Seller or Parent notifies Dayton and Buyer, in writing prior



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

to such date of any specific Claim or Claims for alleged breach of any such representation and warranty, in which case, and in the case of the representations and warranties set forth in clauses (ii) and (iv) below, such representation and warranty shall survive with respect to such Claim until the final resolution by settlement, arbitration, litigation or otherwise of any such Claim; provided, that (i) the representations and warranties set forth Sections
5.1.1 (Ownership of Stock; Authorization of Parent), 5.1.2 (Organization of Seller; Authorization) (other than the third and fourth sentences thereof, which representations will survive in accordance with the first sentence of this
Section 9.1 without giving effect to this first proviso), Section 5.1.5 (Title to and Condition of Subject Assets) (other than the first, second and fourth sentences thereof, which representations will survive in accordance with the first sentence of this Section 9.1 without giving effect to this first proviso) shall survive indefinitely, (ii) the representations and warranties set forth in
Section 5.1.9 (Taxes ), 5.1.13 (Employee Benefit Plans) and 5.1.14 (Compliance with Environmental Laws) shall survive through the applicable statutes of limitations, including all extensions thereof, plus ninety (90) days, (iii) the representations and warranties of Buyer and Dayton set forth in Sections 7.1.1 (Organization) and 7.1.2 (Authorization) shall survive indefinitely, and (iv) the representations and warranties in Section 8.13 shall survive for five (5) years. Each party hereto shall be entitled to rely upon the representations and warranties of the other party set forth in this Agreement or in any attachment, Exhibit, the Schedules, certificate, document or instrument executed, as applicable, and delivered by any such party pursuant hereto. The termination of the representations and warranties provided herein shall not affect the rights of a party in respect of any Claim made by such party in a writing received by the other party prior to the expiration of the applicable survival period provided herein. The covenants and agreements of the parties contained herein shall survive the Closing in accordance with their respective terms provided that the covenants contained in Sections 8.1 (a), (b) and (d), 8.4 and Article IX shall survive indefinitely without a time limit.

         9.2. Indemnification of Buyer and Dayton by Parent and Seller. Parent and Seller, jointly and severally, shall indemnify, save and hold Buyer and Dayton and each of their respective Affiliates and the directors, stockholders, officers, employees, successors, transferees and assigns, and their respective attorneys, accountants and agents of each (each a "Buyer Indemnified Party") harmless from and against any and all damages (whether actual, punitive or consequential), Claims, Actions, proceedings, losses, deficiencies, demands, Taxes, charges, obligations, liabilities, judgments, costs, settlements and expenses, fee (including attorneys' and accountants' expenses and fees) (whether arising out of third-party claims or otherwise), including, without limitation, interest, penalties and all amounts paid in the investigation, defense or settlement of any of the foregoing and costs of enforcing the indemnity (collectively, "Losses") incurred, sustained or suffered in connection with, arising out of, resulting from or relating or incident to: (i) any inaccuracy, misrepresentation or breach of any warranty or representation on the part of Seller or Parent pursuant to this Agreement or any Seller Ancillary Agreement,
(ii) any Excluded Liability, (iii) any Liability imposed upon any Buyer Indemnified Party by reason of Buyer's or Dayton's alleged status as transferee or successor of the Subject Business (as owned and/or operated by Seller or Parent as of the Closing Date or the Second Closing Date, as the case may be) or the Subject Assets (as owned and/or operated by Seller or Parent as of the Closing Date or the Second Closing Date, as the case may be), or (iv) any breach or non-fulfillment or non-performance of any agreement or covenant pursuant to this Agreement or any Seller Ancillary Agreement on the part of Parent or Seller, including, without imitation, any failure of Parent or Seller to pay and/or perform any Liability or obligation of Seller other



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

than the Assumed Liabilities subject to and in accordance with the terms of
Section 2.3 hereof (the matters described in the foregoing clauses (i) and (iv) are collectively referred to herein as "Buyer Claims").

         The term "Losses" as used in this Article IX is not limited to matters asserted by third parties against Parent, Seller, Dayton or Buyer, but includes Losses incurred, sustained or suffered by Parent or Seller or Dayton or Buyer in the absence of third party claims. Payments by Buyer or Dayton of amounts for which Buyer or Dayton is indemnified hereunder, and payments by Seller or Parent of amounts for which Seller or Parent is indemnified hereunder, shall not be a condition precedent to recovery.

         9.3. Indemnification of Seller and Parent.

                  (a) Buyer and Dayton shall indemnify, jointly and severally, save and hold Seller, Parent and each of their respective Affiliates and the directors, stockholders, officers, employees, successors, transferees and assigns, and each of their respective attorneys, accountants and agents (each, a "Seller Indemnified Party") harmless from and against any and all Losses incurred, sustained or suffered in connection with, arising out of, resulting from, relating or incident to: (i) any inaccuracy, misrepresentation or breach of any warranty or representation on the part of Buyer or Dayton pursuant to this Agreement or any Buyer Ancillary Agreement, (ii) any Assumed Liability subject to and in accordance with the terms of Section 2.3, or (iii) any breach or non-fulfillment or non-performance of any agreement or covenant pursuant to this Agreement or any Buyer Ancillary Agreement on the part of Buyer or Dayton, including, without limitation, any failure of Buyer or Dayton to pay and/or perform any liability or obligation with respect to the Assumed Liabilities after the date and time of assumption (the matters described in the foregoing clauses (i) and (iii) are collectively referred to herein as "Seller Claims").

                  (b) Seller and Parent acknowledge and agree that, after the Closing, neither Buyer nor Dayton shall have any obligation or Liability to indemnify any Seller Indemnified Party on account of any Buyer Claim, and none of the Seller Indemnified Parties shall have any right of contribution against Buyer or Dayton with respect thereto.

         9.4. Threshold. (a) (a) Except as set forth in the last sentence of this Section 9.4(a) with respect to Buyer Non-Threshold Claims, neither Seller and Parent shall be liable for indemnification claims, individually or in the aggregate, hereunder unless and until the amount of Losses incurred, sustained or suffered by any Buyer Indemnified Party for which they are entitled to indemnification hereunder (but for the operation of this proviso), exceed Three Hundred Thousand Dollars ($300,000, the "Threshold Amount") and then, Buyer Indemnified Parties shall only be entitled to indemnification hereunder to the extent such Losses with respect to which indemnification is sought pursuant to this
         Article IX exceed the Threshold Amount. Notwithstanding the foregoing, Losses incurred, sustained or suffered by any Buyer Indemnified Party arising out of, resulting from or relating or incident to any (i) any Excluded Liability, (ii) any Liability imposed upon any Buyer Indemnified Party by reason of Buyer's or Dayton's alleged status as transferee or successor of the Subject Business or the Subject Assets,
         (iii) any inaccuracy, misrepresentation or breach of any representation or warranty under Sections 5.1.1



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

         (Ownership of Stock; Authorization of Parent), 5.1.2 (Organization of Seller; Authorization) (other than the third and fourth sentences thereof, which representations will be subject to the Threshold Amount set forth in the first sentence of this Section 9.4(a)), Section 5.1.5 (Title to and Condition of Subject Assets) (other than the first, second and fourth sentences thereof, which representations will be subject to the Threshold Amount set forth in the first sentence of this
         Section 9.4(a)), Section 5.1.9 (Taxes), Section 5.1.13 (Employee Benefit Plans), Section 5.1.14 (Compliance with Environmental Laws),
         Section 5.1.22 (Liabilities) or Section 5.1.23 (No Other Agreements to Sell the Assets) or (iv) any breach, non-fulfillment or non-performance of Section 8.5 hereof or the Transition Agreement (clauses (i) through
         (iv), the "Buyer Non-Threshold Claims") shall be due and payable immediately subject to and in accordance with the terms hereof without the necessity of meeting or exceeding the Threshold Amount set forth in this Section 9.4(a) (all other Buyer Claims for which Buyer or Dayton is entitled to indemnification under Section 9.2, "Buyer Threshold Claims").

                  (b) Except as set forth in the last sentence of this Section 9.4(b) with respect to Seller Non-Threshold Claims, neither Buyer nor Dayton shall be liable for indemnification claims, individually or in the aggregate, hereunder unless and until the amount of Losses incurred, sustained or suffered by any Seller Indemnified Party for which they are entitled to indemnification, individually or in the aggregate, hereunder (but for the operation of this proviso), exceed the Threshold Amount and then, Seller Indemnified Parties shall only be entitled to indemnification hereunder to the extent such Losses with respect to which indemnification is sought pursuant to this Article IX exceed the Threshold Amount. Notwithstanding the foregoing, Losses incurred, sustained or suffered by any Seller Indemnified Party arising out of, resulting from or relating or incident to any breach, non-fulfillment or non-performance with respect to (i) any Assumed Liability, subject to the terms of Section 2.3, (ii) under the Promissory Note, or (iii) any inaccuracy, misrepresentation or breach of any representation or warranty under Section 7.1.1 (Organization) or
         Section 7.1.2 (Authorization) (clauses (i) through (iii), the "Seller Non-Threshold Claims") shall be due and payable immediately subject to and in accordance with the terms hereof without the necessity of meeting or exceeding the Threshold Amount set forth in the first sentence of this Section 9.4(b) (all other Seller Claims for which Seller or Parent is entitled to indemnification under Section 9.3, "Seller Threshold Claims").

         9.5. Limits.

                  (a) (i) Notwithstanding the provisions of this Article IX, the maximum aggregate amount of Losses for which Seller and Parent shall be liable under Section 9.2 for Losses incurred, sustained or suffered and subject to indemnification under Section 9.2 arising out of, resulting from or relating or incident to Buyer Threshold Claims shall be $7,500,000. (ii) Notwithstanding the provisions of this Article IX and clause 9.5(a)(i), the maximum aggregate amount of Losses for which Seller and Parent shall be liable under Section 9.2 for Losses incurred, sustained or suffered and subject to indemnification under
         Section 9.2 arising out of, resulting from or relating or incident to Buyer Non-Threshold Claims shall be the aggregate Purchase Price. For the avoidance of



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

         doubt the maximum aggregate amount of Losses for which Seller and Parent shall be liable under Section 9.2 shall be the aggregate Purchase Price plus $7,500,000.

                  (b) Notwithstanding the provisions of this Article IX, the maximum aggregate amount of Losses for which Buyer and Dayton shall be liable under Section 9.3 for Losses incurred, sustained or suffered and subject to indemnification under Section 9.3 arising out of, resulting from or relating or incident to Seller Threshold Claims shall be $7,500,000. (ii) Notwithstanding the provisions of this Article IX and clause 9.5(b)(i), the maximum aggregate amount of Losses for which Buyer and Dayton shall be liable under Section 9.3 for Losses incurred, sustained or suffered and subject to indemnification under Section 9.3 arising out of, resulting from or relating or incident to Seller Non-Threshold Claims shall be the aggregate Purchase Price. For the avoidance of doubt the maximum aggregate amount of Losses for which Buyer and Dayton shall be liable under Section 9.3 shall be the aggregate Purchase Price plus $7,500,000.

         9.6. Effect of Taxes, Other Benefits and Insurance. The determination of any Losses for which indemnification may be claimed under this Article IX shall be net of the Tax benefit, if any, actually realized by the party entitled to indemnification in the year of the loss or year of the payment of indemnification (or in the case of a flow-through entity the Persons subject to Tax on its income in the year of the loss or year of payment of indemnification) as a result of incurring the Losses giving rise to the liability for indemnification and insurance proceeds (including any reimbursement or funding actually received by the party entitled to indemnification from any federal or state program established to assist in addressing environmental contamination), if any, received by the party entitled to indemnification as a result of such Losses . The insurance proceeds described in this Section 9.6 shall be taken into account in determining Losses at such time as such insurance proceeds are actually received by the party entitled to indemnification (or in the case of a flow-through entity, the Persons subject to Tax on its income), and, to the extent that Losses that would be reduced by such insurance proceeds have already given rise to an indemnification payment, the recipient of the indemnification payment shall promptly refund to the indemnitor the appropriate portion of the prior indemnification payment as such insurance proceeds are actually received.

         9.7. Defense of Claims. If a claim for losses (a "Claim") is to be made by a party entitled to indemnification hereunder against the indemnifying party, the party claiming such indemnification shall give written notice (a "Claim Notice") to the indemnifying party as soon as practicable after the party entitled to indemnification becomes aware of any fact, condition or event which may give rise to Losses for which indemnification may be sought under this
Article IX. If any lawsuit or enforcement Action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any indemnified party to give timely notice hereunder shall not affect rights to indemnification hereunder, except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or Action, then the indemnifying party shall be entitled, if it so elects at its own cost, risk and expense, (i) to take control of the defense and investigation of such lawsuit or Action, (ii) to employ and engage



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

attorneys of its own choice to handle and defend the same, unless the named parties to such Action or proceeding include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, in which event the indemnified party shall be entitled, at the indemnifying party's cost, risk and expense, to separate counsel of its own choosing, and (iii) to compromise or settle such Claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld; provided, however, if the remediation or resolution of any such Claim will occur on or at any Facility assumed by Buyer under this Agreement or the Transition Agreement or is reasonably expected to have a direct material adverse effect on the indemnified party's business operations, then, notwithstanding the foregoing, the indemnified party shall be entitled to control such remediation or resolution, including, without limitation, to take control of the defense and investigation of such lawsuit or Action, to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense, and to compromise or settle such Claim; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. If the indemnifying party fails to assume the defense of such Claim within fifteen (15) calendar days after receipt of the Claim Notice, the indemnified party against which such Claim has been asserted will (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the indemnifying party; provided, however, that such Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed. In the event the indemnified party assumes the defense of the Claim, the indemnified party will keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. The indemnifying party shall be liable for any settlement of any Action effected pursuant to and in accordance with this Article IX and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless an indemnified party from and against any Losses by reason of any settlement or judgment. In no event shall an indemnifying party be liable for any settlement of any Claim effected without its written consent, but if settled with its consent (which consent shall not be unreasonably withheld or delayed), the indemnifying party agrees to indemnify and hold the parties indemnified hereunder harmless from and against any Losses by reason of such settlement.

         9.8. Buyer's Right of Offset. Anything in this Agreement to the contrary notwithstanding, Buyer and Dayton shall withhold and set off against the Promissory Note, subject to and in accordance with Section 1.5 of the Promissory Note, all amounts due and owing by Seller and/or Parent pursuant to the provision of Section 3.8 of this Agreement and this Article IX, subject to and in accordance with the terms hereof, and pursuant to the Transition Agreement, for so long as amounts are due and owing by Buyer or Dayton under the Promissory Note (and thereafter payment shall be made in cash). Application of such amounts to the amount due and owing under the Promissory Note shall be made in accordance with Section 1.4 of the Promissory Note (except as provided
Section 3.8 hereof and in the Transition Agreement).

         9.9. Exclusive Remedy. Except as set forth in the Transition Agreement, the Exclusive Manufacturing and Distribution Agreement or in the Non-Competition and Non-Solicitation Agreement, and except for Actions grounded in fraud or intentional deceit, the parties hereto acknowledge and agree that from and after the Closing, the indemnification provisions of this Article IX shall be the exclusive remedy available to Buyer and Dayton and Seller and Parent with respect to the transactions contemplated by this Agreement and the Seller Ancillary Agreements and the Buyer Ancillary Agreements. With respect to Actions grounded in fraud or intentional deceit or pursuant to Transition Agreement, the Exclusive Manufacturing and Distribution Agreement or in the Non-Competition and Non-Solicitation Agreement (a) the right of a party to be indemnified and held harmless pursuant to this Article IX shall be in addition to and cumulative of any other remedy of such party at law or in equity and (b) no such party shall, by exercising any remedy available to it under this Article IX, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it.

         9.10. Representatives. No past, present or future director, officer, employee, incorporator or stockholder of any party shall have any personal liability for any Losses under the provisions of this Article IX, except in the case of Actions grounded in fraud or intentional deceit of such individual.

         9.11. Bulk Sales. It may not be practicable to comply or attempt to comply with the procedures of the bulk sales act or similar laws of any or all of the States in which the Subject Assets are situated or any other State which may be asserted to be applicable to the transactions contemplated hereby. Each party hereto hereby waives compliance by Buyer, Dayton, Parent and Seller with the provisions of the Bulk Sales Law of the States of California, Colorado, Florida, Illinois, Maryland, Nevada, Ohio, Wisconsin and the District of Columbia or of any other State which may be asserted to be applicable to the transactions contemplated hereby or any similar laws (to the extent compliance is required), and Parent and Seller hereby agree to indemnify the Buyer Indemnified Parties in accordance with the terms of this Article IX against all Losses arising, resulting from or related or incident to such noncompliance by any party, which indemnification include payment and discharge by Seller and Parent when due of all such Losses, including, without limitation, all fines, penalties, cost and expenses (including reasonable attorneys fees and expenses) incurred in connection with such Claims.

                                   ARTICLE X

                      Risk of Loss; Consents to Assignment

         10.1. Risk of Loss. Risk of loss, damage or destruction to the Subject Assets shall be upon Seller until the Effective Time (or in the case of the Purchase Option Assets, until the Second Closing Effective Time) and thereafter upon Buyer. In the event of any damage, destruction or loss of or to any of the Subject Assets prior to the Effective Time (or in the case of the Purchase Option Assets, prior to the Second Closing Effective Time) ("Event of Loss") Seller shall promptly notify Buyer and Dayton in writing of such damage, destruction or loss, but in any event within two (2) Business Days of such Event of Loss, specifying the Event of Loss and applicable insurance, if any, covering the affected Subject Asset(s) or the Purchase Option Assets, as the case may be. Prior to the Effective Time (or in the case of the Purchase Option

Assets, prior to the Second Closing Effective Time), Buyer shall have the option at its sole discretion, of: (a) electing to consummate the Closing on the Closing Date (or in the case of the Purchase Option Assets, on the Second Closing Date) and accept the property in its then condition, in which event Seller shall assign its rights under any insurance and all proceeds of insurance covering the property damage, destruction or loss to Buyer, and to indemnification for any uninsured portion of such loss pursuant to the provisions of Article IX hereof, (b) excluding such affected Subject Assets or the Purchase Option Assets, as the case may be, from this Agreement, in which event the Purchase Price shall be reduced by an amount allocated to such Subject Assets, as mutually agreed upon the parties in good faith, which agreement will cover the allocation of the reduction as between the Cash Payment and the Promissory Note, or (c) electing to terminate this Agreement in accordance with
Article XI. If Buyer elects (a) all insurance or other proceeds shall belong, and shall be deemed assigned to, and shall be paid to, Buyer, and Seller and Parent agree to take all further actions necessary to effect such assignment and payment to Buyer, including, without limitation, the execution of any documentation to effect the foregoing.

         10.2 Consents to Assignment. Anything in this Agreement to the contrary notwithstanding, neither this Agreement nor the consummation of the transactions contemplated hereby shall constitute an agreement to sell, assign or convey or a sale, assignment or conveyance of any Contract, Lease, Permit or any Claim or right or any benefit arising thereunder or resulting therefrom if an attempted sale, assignment or conveyance thereof, without the consent of a third party or Governmental Authority thereto, would constitute a Default thereof or in any way adversely affect the rights of Buyer thereunder. If such consent is not obtained, or if an attempted sale, assignment or conveyance thereof would be ineffective or would affect the rights thereunder so that Buyer would not receive all such rights, Seller will, subject to the terms of this Section 10.2, cooperate with Buyer, in all reasonable respects, for a period of up to six (6) months following the Second Closing Date to provide to Buyer the benefits under any such Contract, Lease, Permit or any Claim or right, including, without limitation, enforcement for the benefit of Buyer of any and all rights of Seller against a third party thereto or Governmental Authority arising out of the Default or cancellation by such third party or Governmental Authority or otherwise, as though such Lease, Contract, Permit or Claim has been assigned to Buyer and, subject to the foregoing, Buyer will, subject to the terms of this Section, cooperate with Seller, in all reasonable respects, to allow Buyer to discharge the obligations under any such Contract, Lease, Permit or Claim or right to which Buyer receives the benefit of, subject to this Section 10.2 during such period. Any sale, transfer, assignment or conveyance to Buyer of any property, property right or any Lease, Contract, Permit or Claim shall be made subject to any required consent or approval being obtained. Nothing in this
Section 10.2 shall affect Buyer's or Dayton's right to terminate this Agreement under Sections 4.1 and Article XI in the event that any consent or approval to the transfer of any Subject Asset is not obtained prior to the Closing.

                                   ARTICLE XI

                                   Termination

         11.1. Termination. This Agreement may be terminated: (i) at any time prior to the Closing by mutual written consent of Dayton, Buyer, Seller and Parent (ii) by either Buyer and

Dayton or Seller and Parent, if the Closing shall not have been consummated on or before August 15, 2003 (and such notifying party is not then in material breach hereunder) or such later date as the parties may have agreed to in writing, (iii) by either Buyer and Dayton or Seller and Parent, if Buyer and Dayton, in the case of Seller and Parent terminating this Agreement, or Seller and Parent, in the case of Buyer and Dayton terminating this Agreement, shall (and the terminating party shall not) have failed to perform and comply with all agreements and covenants required to have been performed or complied with by such party prior, to the time of such termination, with such exceptions as are not in the aggregate material, and such failure shall not have been cured within 30 days following notice of such failure.

         11.2. Actions After Termination. In the event of termination by the Buyer and Dayton or Seller and Parent pursuant to Sections 11.1 (ii) or (iii), written notice thereof shall forthwith be given to the other party and, in the event of any termination pursuant to this Article XI, the transactions contemplated by this Agreement shall be terminated without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

                  (i) Each party will return (or destroy, with certification of such destruction made by an authorized officer of the party) to the other party all documents and other materials received from the other party, its Affiliates or Representatives (including all copies of or materials developed from any such documents or other materials) relating to the transactions contemplated hereby, whether obtained before or after the execution hereof; and

                  (ii) All confidential information received by Dayton and Buyer or their respective Affiliates or Representatives with respect to Seller, Parent and their respective Affiliates shall be treated in accordance with the terms of Section 12.15 hereof.

                  (iii) All confidential information received by Seller or Parent or their respective Affiliates or Representatives with respect to Buyer, Dayton and their respective Affiliates shall be treated in accordance with the terms of Section 12.15 hereof.

         11.3. Survival. If this Agreement is terminated as provided in this
Article XI, this Agreement shall become null and void and of no further force or effect, except for Section 5.1.18 (Brokers), Section 7.1.5 (Brokers), Section
8.2 (Publicity), Article IX and Article XII. All rights and obligations of the parties hereunder shall terminate and each party shall bear its own costs, fees and expenses incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of this Agreement, subject to the obligations of Seller and Parent to Buyer and Dayton under Section 12.1 hereof, provided that nothing in this Article XI shall be deemed to release any party hereto from any liability for any breach by such party of the terms and provisions of this Agreement or, in the event of termination by Dayton and Buyer or Parent and Seller pursuant to Section 11.1 (iii), to impair the right of the terminating party to compel specific performance under this Agreement.



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

                                  ARTICLE XII

                                  Miscellaneous

         12.1. Expenses. Except as otherwise specifically provided herein, Dayton, Buyer, Seller and Parent will be responsible for the payment of their respective costs, fees and expenses incurred by it or on its behalf in connection with the negotiation, preparation, execution and performance of the transactions contemplated hereby. Notwithstanding any of the foregoing, in the event that the Closing does not occur by August 15, 2003 due to a failure by Seller and Parent to provide the corporate authorizations and approvals to consummate the transactions contemplated hereby as set forth on SCHEDULE 12.1 hereof, Parent shall be liable and agrees to pay the expenses and fees incurred by Buyer and Dayton in connection with the negotiation and consummation of the transactions contemplated hereby up to an aggregate of $1,000,000 (U.S.).

         12.2. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered to be given and received in all respects (i) when received, when hand delivered,
(ii) when sent by facsimile transmission, when actually received by the receiving equipment, with a copy mailed in the same manner set forth in (iii),
(iii) one (1) day after sent, when sent by prepaid reputable overnight express or courier delivery service, next day service specified and paid for, or (iv) three (3) days after deposited, when sent by the United States mail, certified mail, postage prepaid, return receipt requested, in each case addressed as follows, or to such other address or Person as shall be designated by notice duly given:

IF TO SELLER:              Safway Formwork Systems, L.L.C.
                           N19 W24200 Riverwood Drive
                           Waukesha, WI  53188
                           Attention:  President
                           Facsimile No. (262) 523-6595

With a Copy To:            Mark T. Ehrmann
                           Godfrey & Kahn, S.C.
                           780 North Water Street
                           Milwaukee, WI  53202
                           Facsimile No. (414) 273-5198


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


IF TO PARENT:              Safway Services, Inc.
                           N19 W24200 Riverwood Drive
                           Waukesha, WI  53188
                           Attention:  President
                           Facsimile No. (262) 523-6595

With a Copy To:            Mark T. Ehrmann
                           Godfrey & Kahn, S.C.
                           780 North Water Street
                           Milwaukee, WI  53202
                           Facsimile No. (414) 273-5198

IF TO BUYER:               Symons Corporation
                           200 East Touhy Avenue
                           Des Plaines, IL 60018
                           Attention: Raymond E. Bartholomae, Vice President and
                           General Manager
                           Facsimile No: (847) 298-8958

With a Copy To:            Kirk A. Davenport II
                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, NY  10022
                           Facsimile No. (212) 751-4864

                           Odyssey Investment Partners, LLC
                           280 Park Avenue
                           W. Tower, 38th Floor
                           New York, NY  10017
                           Attention: Douglas W. Rotatori
                           Facsimile No.: (212) 351-7925

IF TO DAYTON:              Dayton Superior Corporation
                           7777 Washington Village Drive, Suite 130
                           Dayton, Ohio 45459
                           Attention: Steven C. Huston, Vice President, General
                           Counsel and Secretary
                           Facsimile No.:  937-428-9115

With a Copy To:            Kirk A. Davenport II
                           Latham & Watkins LLP
                           885 Third Avenue, Suite 1000
                           New York, NY  10022
                           Facsimile No. (212) 751-4864

                           Odyssey Investment Partners, LLC

                           280 Park Avenue
                           W. Tower, 38th Floor
                           New York, NY  10017
                           Attention: Douglas W. Rotatori
                           Facsimile No.: (212) 351-7925

         12.3. Consent to Jurisdiction, Waiver of Jury Trial etc.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any State court in Ohio sitting in the County of Montgomery or Federal court of the United States of America sitting in Dayton, Ohio in any Action arising out of or relating to this Agreement or the transactions contemplated hereby (except as otherwise expressly provided for in the Seller Ancillary Agreements or the Buyer Ancillary Agreements) or for recognition or enforcement of any judgment relating thereto, and each of the parties hereto hereby irrevocably and unconditionally agrees that all Claims in respect of any such Action may be heard and determined in such Ohio State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit or Action arising out of or relating to this Agreement or the transactions contemplated hereby in any such Ohio State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such Action in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 12.2. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  (d) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                  (e) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE



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

         IMPLICATIONS OF SUCH WAIVER, (iii) IT MAKES SUCH WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.3.

         12.4. Entire Agreement: No Reliance.

                  (a) This Agreement, including the Exhibits and the Schedules attached hereto and incorporated herein by reference constitute the entire agreement between the parties hereto and their respective Affiliates and Representatives relating to the subject matter hereof, and supersedes all prior agreements, correspondence, discussions and understandings of the parties (whether oral or written), it being the intention of the parties hereto that this Agreement, the Exhibits and the Schedules attached hereto and the Buyer Ancillary Agreements and Seller Ancillary Agreements shall serve as the complete and exclusive statement of the terms of their respective agreement together on the subject matter hereof, provided, that the forms of agreements attached hereto as Exhibits shall be superceded by the copies of such agreements executed and delivered by the respective parties thereto, the execution and delivery of such agreements by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein, and provided, further, that the Schedules attached hereto shall be superseded by amended schedules to the extent and on the terms expressly provided herein or in the Transition Agreement.

                  (b) Each party hereto has been represented by counsel of its choice in the drafting and negotiating of this Agreement and no party hereto is relying on any statement, representation or warranty, written or oral, express or implied, made by any other party or such other party's Affiliates or Representatives, except for the representations and warranties made by any other party in this Agreement or as expressly set forth in the Buyer Ancillary Agreements or Seller Ancillary Agreements. Without limiting the generality of the foregoing, the parties hereto acknowledge and agree that no party hereto nor any of its Affiliates or Representatives is making any representation or warranty whatsoever, oral or written, express or implied, other than, respectively, those set forth in Section 5 and 7 of this Agreement or as expressly set forth in the Buyer Ancillary Agreements or Seller Ancillary Agreements, and no party hereto is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party or such other party's Affiliates or Representatives, except for the representations and warranties set forth in such Sections and agreements.

         12.5. Modification; Waiver. No amendment or modification hereto or hereunder shall be valid unless in writing signed by an authorized signatory of each party hereto, except to the extent that the Schedules attached hereto shall be superseded by amended Schedules, to the extent and on the terms expressly provided herein and in the Transition Agreement. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Closing by the party entitled to the benefits thereof. No waiver by any party hereto of any default, misrepresentation, breach of warranty or covenant, whether intentional or not, shall be valid unless in writing and signed by the party waiving the default. No such waiver shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of the same or



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

any other warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

         12.6. Assignment. This Agreement and the rights hereunder shall not be assignable or transferable by Seller, Parent, Dayton or Buyer without the prior written consent of the other parties hereto.

         12.7. Binding Effect. Subject to Section 12.6, this Agreement shall be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

         12.8. Section Headings. The headings in this Agreement are for purposes of convenience and ease of reference only and shall not be construed to limit or otherwise affect the meaning or interpretations of any part of this Agreement.

         12.9. Severability. The parties agree that if any term or provision of this Agreement shall under any circumstances be deemed invalid, unenforceable or inoperative in any jurisdiction, this Agreement shall be construed with the invalid, unenforceable or inoperative provision deleted, and the remaining terms and provisions (including the offending terms and provisions in any other situation or in any other jurisdiction) shall remain in full force and effect and the rights and obligations of the parties shall be construed and enforced accordingly. If applicable, the parties shall negotiate in good faith to modify this Agreement to preserve, to the extent legally permitted, each party's anticipated benefits and obligations under this Agreement.

         12.10. Applicable Law. This Agreement and all questions arising in connection herewith shall be governed by and construed and the rights of the parties determined in accordance with the laws of the State of Ohio, without regard to any choice or conflicts of law provision or rule (whether of the State of Ohio or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Ohio.

         12.11. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered as one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

         12.12. Passage of Title. Legal title, equitable title and risk of loss with respect to the Subject Assets and the Purchase Option Assets set forth in the Election Notice will pass to Buyer in accordance with Section 10.1.

         12.13. No Strict Construction. The parties hereto and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto with the advice and participation of counsel, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any references to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and Regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including, without limitation".



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

         12.14. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, benefits or remedies of any nature whatsoever upon any Person or entity which is not a party or a successor or permitted assignee of a party to this Agreement.

         12.15. Confidentiality. The parties acknowledge that the transactions contemplated herein are of a confidential nature and shall not be disclosed by a party except to its Affiliates and the Representatives, lenders or other financial sources of it or its Affiliates, or as required by law, until such time as the parties make a public announcement regarding the transactions as provided in Section 8.2 hereof. In connection with the negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each party acknowledges that it will have access to confidential information relating to the other party. Each party shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to its Affiliates, and the Representatives, lenders or other financial sources of it or its Affiliates in connection with the transactions contemplated hereby. The agreements under this Section 12.15 shall survive for a period of three (3) years following the Second Closing Date. Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that any obligations of confidentiality contained herein and therein shall not apply to the tax treatment and tax structure of the transactions contemplated hereby, each within the meaning of Treasury Regulations Section 1.6011-4; provided however, that each party recognizes that the privilege each has to maintain, in its sole discretion, the confidentiality of a communication relating to the transactions, including a confidential communication with its attorney or a confidential communication with a federally authorized tax practitioner under Section 7525 of the Internal Revenue Code, is not intended to be affected by the foregoing.

         12.16. No Joint Venture, etc. The parties hereto are independent contractors and nothing in this Agreement or the transactions contemplated hereby is intended to, nor shall it, create any agency, partnership or joint venture relationship between any of them.

         12.17. Cumulative Remedies. Except as set forth herein, all rights and remedies of either party hereto are cumulative of each other and of every other right or remedy such party may otherwise have in law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.



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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day, month and year first above written.

                                     PARENT:

                                     SAFWAY SERVICES, INC.



                                     By:  /s/ Robert Sukalich
                                          --------------------------------------
                                     Its: CFO
                                          --------------------------------------


                                     SELLER:

                                     SAFWAY FORMWORK SYSTEMS, L.L.C.


                                     By:  /s/ Robert Sukalich
                                          --------------------------------------
                                     Its: CFO
                                          --------------------------------------

                                     BUYER:

                                     SYMONS CORPORATION


                                     By:  /s/ James Benka
                                          --------------------------------------
                                     Its: Vice President - Finance
                                          --------------------------------------


                                     DAYTON:

                                     DAYTON SUPERIOR CORPORATION


                                     By:  /s/ Steven C. Huston
                                          --------------------------------------
                                     Its: Vice President and General Counsel
                                          --------------------------------------

                                TABLE OF CONTENTS

ARTICLE I Definitions.............................................................................................1
     1.1.     Defined Terms.......................................................................................1
     1.2.     Other Defined Terms.................................................................................6

ARTICLE II Purchase and Sale of Assets; Exclusion of Liabilities..................................................8
     2.1.     Subject Assets......................................................................................8
     2.2.     Excluded Assets....................................................................................10
     2.3.     Assumed Liabilities................................................................................11
     2.4.     Excluded Liabilities...............................................................................11

ARTICLE III Closing; Purchase Price..............................................................................13
     3.1.     Closing............................................................................................13
     3.2.     Purchase Price.....................................................................................13
     3.3.     Purchase Price Payment.............................................................................13
     3.4.     Allocation of Purchase Price.......................................................................14
     3.5.     Post-Closing Adjustment............................................................................14
     3.6.     Conveyances at Closing.............................................................................14
     3.7.     Second Closing.....................................................................................15
     3.8.     Tax Clearance Rights...............................................................................16

ARTICLE IV Conditions Precedent to Closing.......................................................................17
     4.1.     Conditions Precedent to Buyer's and Dayton's Obligation............................................17
     4.2.     Conditions Precedent to Seller's and Parent's Obligation...........................................20

ARTICLE V Warranties and Representations of Seller and Parent....................................................21
     5.1.     Warranties and Representations.....................................................................21
     5.2.     Accuracy of Information Furnished..................................................................36
     5.3.     Knowledge of Seller................................................................................36

ARTICLE VI Pre-Closing Covenants of Seller.......................................................................36
     6.1.     Access; Environmental Investigation................................................................36
     6.2.     Access; Employee and Customer Interviews...........................................................37
     6.3.     Notification; No Solicitation......................................................................38
     6.4.     Notification of Certain Matters....................................................................38
     6.5.     Parent Transfers...................................................................................39
     6.6.     Corporate Authorization; Stockholder Approval......................................................39
     6.7.     Conduct of Business in the Ordinary Course.........................................................39
     6.8.     Financial Statements, etc..........................................................................40
     6.9.     Permits............................................................................................41

ARTICLE VII Warranties and Representations of Buyer and Dayton...................................................41
     7.1.     Warranties and Representations.....................................................................41

ARTICLE VIII Mutual Covenants....................................................................................43
     8.1.     Records............................................................................................43
     8.2.     Publicity..........................................................................................44


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

     8.3.     Further Action; Execution of Additional Documents; Consents........................................44
     8.4.     Litigation Support.................................................................................45
     8.5.     Transition.........................................................................................45
     8.6.     Transfer Taxes and Fees............................................................................47
     8.7.     Apportionment......................................................................................47
     8.8.     Collection of Accounts Receivable and Letters of Credit............................................48
     8.9.     Preparation of Form W-2's..........................................................................48
     8.10.    Payment of Liabilities.............................................................................48
     8.11.    Insurance..........................................................................................49
     8.12.    Name...............................................................................................49
     8.13.    Florida Litigation.................................................................................49
     8.14.    Hazardous Substances/Waste.........................................................................49


ARTICLE IX Survival of Representations, Warranties and Covenants; Indemnification................................50
     9.1.     Survival of Representations, Warranties and Covenants..............................................50
     9.2.     Indemnification of Buyer and Dayton by Parent and Seller...........................................51
     9.3.     Indemnification of Seller and Parent...............................................................52
     9.4.     Threshold..........................................................................................52
     9.5.     Limits.............................................................................................53
     9.6.     Effect of Taxes, Other Benefits and Insurance......................................................54
     9.7.     Defense of Claims..................................................................................54
     9.8.     Buyer's Right of Offset............................................................................55
     9.9.     Exclusive Remedy...................................................................................56
     9.10.    Representatives....................................................................................56
     9.11.    Bulk Sales.........................................................................................56

ARTICLE X Risk of Loss; Consents to Assignment...................................................................56
     10.1.    Risk of Loss.......................................................................................56

ARTICLE XI Termination...........................................................................................57
     11.1.    Termination........................................................................................57
     11.2.    Actions After Termination..........................................................................58
     11.3.    Survival...........................................................................................58

ARTICLE XII Miscellaneous........................................................................................59
     12.1.    Expenses...........................................................................................59
     12.2.    Notices............................................................................................59
     12.3.    Consent to Jurisdiction, Waiver of Jury Trial etc..................................................61
     12.4.    Entire Agreement: No Reliance......................................................................62
     12.5.    Modification; Waiver...............................................................................62
     12.6.    Assignment.........................................................................................63
     12.7.    Binding Effect.....................................................................................63
     12.8.    Section Headings...................................................................................63
     12.9.    Severability.......................................................................................63
     12.10.   Applicable Law.....................................................................................63
     12.11.   Counterparts.......................................................................................63

     12.12.   Passage of Title...................................................................................63
     12.13.   No Strict Construction.............................................................................63
     12.14.   No Third Party Beneficiaries.......................................................................64
     12.15.   Confidentiality....................................................................................64
     12.16.   No Joint Venture, etc..............................................................................64
     12.17.   Cumulative Remedies................................................................................64


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